UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

VITACOST.COM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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VITACOST.COM, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
July 5, 2011

To Our Stockholders:

The Annual Meeting of Stockholders of Vitacost.com, Inc., a Delaware corporation, will be held at 1:00 p.m., local time, on Tuesday, July 5, 2011, at the Embassy Suites hotel at 661 Northwest 53rd Street, Boca Raton, Florida for the following purposes:

1.	To elect six directors nominated by our Board of Directors to serve until our next annual meeting of stockholders or in each case until his successor is elected and qualified;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;
3.	To hold an advisory vote on executive compensation;
4.	To hold an advisory vote on the frequency of holding future advisory votes on executive compensation; and
5.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

These items of business are more fully described in the proxy statement accompanying this notice. We encourage you to read this information carefully. This Annual Meeting of Stockholders will be considered an annual meeting for both fiscal years 2009 and 2010 for purposes of the requirements of the NASDAQ Stock Market.

Our Board of Directors has fixed the close of business on June 9, 2011 as the record date for the determination of holders of record of our Common Stock (as defined below) entitled to notice of, and to vote at, the meeting or any adjournment(s) or postponement(s) thereof. A list of our stockholders as of the record date will remain open for inspection during ordinary business hours beginning 10 days prior to the meeting at the address of our executive offices set forth in the proxy statement accompanying this notice and will remain open for inspection during the meeting.

All stockholders are cordially invited to attend the meeting and vote in person. Whether or not you plan to attend the meeting, and regardless of the number of shares of Common Stock you own, please sign, date and return the enclosed proxy card promptly or vote via the Internet or by telephone. A return envelope, which requires no postage if it is mailed in the United States, is enclosed for your convenience. You may vote in person at the meeting even if you have previously given your proxy.

Please read carefully and in its entirety the enclosed proxy statement, which explains the proposals to be considered by you and acted upon at the meeting. We look forward to seeing you at the Annual Meeting of Stockholders.

Sincerely,

Michael A. Kumin
Interim Chairman of the Board

Boca Raton, Florida
June 21, 2011

ALL HOLDERS OF RECORD OF OUR COMMON STOCK (WHETHER YOU INTEND TO ATTEND THE MEETING OR NOT) ARE STRONGLY ENCOURAGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD OR VOTING INSTRUCTION FORM ENCLOSED WITH THE ACCOMPANYING PROXY STATEMENT OR VOTE BY USING THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD.

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DIRECTIONS TO EMBASSY SUITES HOTEL
AT
661 NORTHWEST 53RD STREET, BOCA RATON, FLORIDA 33487

Directions from I-95:

Exit Yamato Road (Exit 48) going west. Cross over the railroad tracks and take the first right on NW 53rd Street.

Directions from the Florida Turnpike:

Exit Glades Road East to I-95 North. Exit Yamato Road and go west. Cross over the railroad tracks and take the first right on NW 53rd Street.

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VITACOST.COM, INC.
5400 Broken Sound Blvd., NW, Suite 500
Boca Raton, Florida 33487

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
July 5, 2011

This proxy statement is being furnished to all holders of record, as of June 9, 2011, of the Common Stock of Vitacost.com, Inc., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for our Annual Meeting of Stockholders to be held at the Embassy Suites hotel at 661 Northwest 53rd Street, Boca Raton, Florida on Tuesday, July 5, 2011, at 1:00 p.m., local time, and at any adjournment(s) or postponement(s) of the meeting, solely for the purposes stated in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. If you need directions to the location of the meeting, please call our investor relations department at (561) 982-4180. This Annual Meeting of Stockholders will be considered an annual meeting for both fiscal years 2009 and 2010 for purposes of the requirements of the NASDAQ Stock Market.

Our principal executive office is located at 5400 Broken Sound Blvd., NW, Suite 500, Boca Raton, Florida 33487.

The approximate date of mailing of the Notice of Annual Meeting of Stockholders, this proxy statement, the enclosed proxy card and our 2010 Annual Report is June 21, 2011.

Householding of Annual Meeting Materials

Certain brokers and other nominee record holders may be participating in the practice of “householding” this proxy statement and other proxy materials. This means that only one copy of this proxy statement and other proxy materials may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver additional copies of this proxy statement and other proxy materials to any stockholder who contacts our investor relations department at (561) 982-4180 or at the address of our executive offices set forth in this proxy statement requesting such additional copies. If a stockholder is receiving multiple copies of this proxy statement and other proxy materials at the stockholder’s household and would like to receive in the future only a single copy of the proxy statement and other proxy materials for a stockholder’s household, such stockholder should contact their broker, other nominee record holder or our investor relations department at (561) 982-4180 or at the address of our executive offices set forth in this proxy statement to request the future mailing of only a single copy of our proxy statement and other proxy materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 5, 2011

This proxy statement, the form of the proxy card and our Annual Report on Form 10-K for our fiscal year ended December 31, 2010 are available electronically free of charge at http://investor.vitacost.com. Stockholders may also obtain a copy of these materials by writing to our investor relations department at the address of our executive offices set forth in this proxy statement.

VOTING AND OTHER MATTERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND PROCEDURAL MATTERS

Annual Meeting

Q:	Why am I receiving these proxy materials?
A:	The Board of Directors of Vitacost.com, Inc. (“Vitacost” or the “Company”) is providing these proxy materials to you in connection with the solicitation of proxies for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, July 5, 2011, at 1:00 p.m., Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein.
Q:	Where is the Annual Meeting?
A:	The Annual Meeting will be held at the Embassy Suites hotel at 661 Northwest 53rd Street, Boca Raton, Florida. The telephone number at the hotel is (561) 994-8200. Stockholders are cordially invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals to elect the six directors specified in this proxy statement, approve the ratification of the independent registered public accounting firm, hold a non-binding vote on executive compensation and hold a non-binding vote on the frequency of executive compensation votes.
Q:	Who is Entitled to Vote at the Meeting?
A:	Only holders of record of our common stock, par value $0.00001 per share (“Common Stock”), as of the close of business on June 9, 2011, are entitled to notice of, and to vote at, the meeting. As of June 9, 2011, there were 27,790,453 shares of our Common Stock outstanding. Each outstanding share of our Common Stock is entitled to one vote upon all matters to be acted upon at the meeting.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Stockholders of record — If, on June 9, 2011, your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, these proxy materials have been sent directly to you by Vitacost.
Beneficial owners — Most Vitacost stockholders hold their shares through a broker, trustee, nominee or similar organization, rather than directly in their own name. If, on June 9, 2011, your shares were held in a brokerage account or by a bank or another nominee or similar organization, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in street name, these proxy materials have been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.
As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Quorum and Voting

Q:	Who is entitled to vote at the Annual Meeting?
A:	Holders of record of our Common Stock, at the close of business on June 9, 2011 (the “Record Date”), are entitled to receive notice of and to vote their shares at the Annual Meeting. Beneficial owners have the right to direct their broker, trustee, nominee or similar organization on how to vote their shares, as discussed above. Our stockholders are entitled to cast one vote for each share of Common Stock held by them as of the Record Date.
As of the Record Date, there were 27,790,453 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. No shares of Vitacost’s Preferred Stock were outstanding.
Q:	How many shares must be present or represented to conduct business at the Annual Meeting?
A:	The presence of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy card. Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.
A broker “non-vote” occurs when a broker, trustee, nominee or similar organization holding shares for a beneficial owner does not vote on a particular proposal because the broker, trustee or nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner as to how to vote on that proposal.
Q:	How can I attend the Annual Meeting?
A:	If you are a stockholder of record or a beneficial owner as of June 9, 2011, please bring proof of identity for entrance to the Annual Meeting. If your shares are held in a brokerage account or by a bank or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date.
Q:	How can I vote my shares in person at the Annual Meeting?
A:	Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or follow the voting instructions described below so that your vote will be counted if you later decide not to attend the meeting.
Q:	How can I vote my shares without attending the Annual Meeting?
A:	Stockholders of Record
If you are a stockholder of record, you may instruct the proxy holders how to vote your shares by (i) using the Internet voting site or the toll-free telephone number listed on the proxy card, (ii) mail by completing, signing, dating and returning the proxy card in the postage pre-paid envelope provided or (iii) attending the Annual Meeting and voting by ballot, as described below. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Specific instructions for using the telephone and Internet voting systems are on the proxy card. The telephone and Internet voting systems for stockholders of record will be available until 11:59 p.m. (Eastern Time) on July 4, 2011. Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.
At the commencement of the meeting, we will distribute a written ballot to any stockholder of record who attends the meeting and wishes to vote thereat in person. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend the meeting and vote in person.

Beneficial Owners (Street Name)
If a broker, trustee, nominee or similar organization holds your shares and you are a beneficial owner, you will receive instructions from them that you must follow in order to have your shares voted. The instructions from your broker, trustee, nominee or similar organization will indicate if Internet and telephone voting are available, and if they are available, will provide details regarding Internet and telephone voting. Only that organization can sign a proxy card with respect to your shares. If you have not received a voting instruction form and voting instructions with these proxy materials from that organization, you are urged to contact the person(s) responsible for your account and give them instructions for how to complete a proxy representing your shares so that a proxy can be timely returned on your behalf. You are also invited to attend the meeting. However, because you are not a holder of record of our Common Stock, if you wish instead to vote your shares held in “street name” in person at the meeting, you must obtain a “legal proxy” from your broker, bank or other nominee.
Q:	What proposals will be voted on at the Annual Meeting?
A:	At the Annual Meeting, stockholders will be asked to vote:
(1)	To elect the six directors named in this proxy statement to serve until the next annual meeting of stockholders or in each case until his successor is duly elected and qualified;
(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;
(3)	To approve our executive compensation, on an advisory basis; and
(4)	To determine the frequency of holding an advisory vote on executive compensation, on an advisory basis.
Q:	What is the voting requirement to approve these proposals?
A:	Proposal One — If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors.
You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the six nominees for election as director. Abstentions and broker non-votes will not affect the outcome of the election although they will be counted for purposes of determining whether there is a quorum.
Proposal Two — The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal.
Proposal Three — The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to approve our executive compensation, on an advisory basis.
You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal.
Proposal Four — The option of “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation recommended by stockholders.
You may vote for every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS,” or may “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will not be included in the tabulation of the voting results on this proposal.

Q:	What happens if I do not cast a vote?
A:	Stockholders of record — If you are a stockholder of record and you do not cast your vote; no votes will be cast on your behalf on any of the items of business at the annual meeting.
Beneficial owners — If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One), the approval of our executive compensation, on an advisory basis (Proposal Three), and the determination of the frequency of holding an advisory vote on executive compensation, on an advisory basis (Proposal Four). Proposals One, Three and Four are “non-routine” matters and your broker cannot vote your shares in its discretion on your behalf on any “non-routine” matters.
In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors; your broker was allowed to vote those shares on your behalf in the election of directors as the broker felt appropriate. Recent rule changes eliminate the ability of your broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of directors, no votes will be cast on your behalf. Your broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Two). Proposal Two is the only “routine” matter on the ballot and your broker can vote your shares in its discretion on your behalf.
Q:	How does the Board of Directors recommend that I vote?
A:	The Board of Directors unanimously recommends that you vote your shares “FOR” the six nominees listed in Proposal One, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, “FOR” the approval of the executive compensation, and “FOR” every “ONE YEAR” as the frequency of holding an advisory vote on executive compensation.
Q:	If I sign a proxy, how will it be voted?
A:	All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked prior to the closing of the polls at the Annual Meeting, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on an otherwise properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors.
Q:	What happens if additional matters are presented at the Annual Meeting?
A:	If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
Q:	Can I change or revoke my vote?
A:	If you are a stockholder of record, you may change your vote by (1) filing with Vitacost’s General Counsel and Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by subsequently making a timely and valid Internet or telephone vote.
If you are a beneficial owner of shares held in street name, subject to any rules your broker, trustee, nominee or similar institution may have, you may change your vote (1) by submitting new voting instructions to your broker, trustee, nominee or similar organization, or (2) if you have obtained a legal proxy from the broker, trustee, nominee or similar organization that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by Vitacost’s General Counsel and Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to Vitacost’s General Counsel and Corporate Secretary or should be sent so as to be delivered to Vitacost.com, Inc., 5400 Broken Sound Blvd., NW, Suite 500, Boca Raton, Florida 33487, Attention: General Counsel and Corporate Secretary.
Q:	How many votes do I have?
A:	You will have one vote for each share of our Common Stock you owned at the close of business on the Record Date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.
Q:	How many votes can be cast by all stockholders?
A:	You are entitled to one vote for each share held on each matter considered at the Annual Meeting. We had 27,790,453 shares of Common Stock outstanding and entitled to vote on the Record Date.
Q:	Who will bear the costs of soliciting votes for the Annual Meeting?
A:	Vitacost will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We have engaged MacKenzie Partners, Inc. as our proxy solicitor at a fee not expected to exceed $9,000 plus reimbursement of out-of-pocket expenses. Vitacost may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Vitacost may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.
Q:	Where can I find the voting results of the Annual Meeting?
A:	We intend to announce preliminary voting results at the Annual Meeting and expect to provide final results in a current report on Form 8-K within four business days of the Annual Meeting.

Stockholder Proposals and Director Nominations at Future Meetings

Q:	What is the deadline to propose actions for consideration at the 2012 annual meeting of stockholders or to nominate individuals to serve as directors?
A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.
Requirements for stockholder proposals to be considered for inclusion in Vitacost’s proxy material —Stockholders may present proper proposals for inclusion in Vitacost’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to Vitacost’s General Counsel and Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2012 annual meeting of stockholders, stockholder proposals must be received by Vitacost’s General Counsel and Corporate Secretary no later than February 22, 2012, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Requirements for stockholder proposals to be brought before an annual meeting — In addition, Vitacost’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (1) by or at the direction of the Board of Directors, or (2) by any stockholder entitled to vote who has timely delivered written notice to Vitacost’s General Counsel and Corporate Secretary during the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Nominating/ Corporate Governance Committee as a potential nominee for director, see the procedures discussed in “Consideration of Director Nominees”.

The “Notice Period” is defined as the period commencing on the date 120 days prior to the one year anniversary of the date on which Vitacost first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders and terminating on the date 90 days prior to the one year anniversary of the date on which Vitacost first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders. As a result, the Notice Period for the 2012 annual meeting of stockholders will be from February 22, 2012 to March 23, 2012.
Q:	How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?
A:	A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the General Counsel and Corporate Secretary of Vitacost. All notices of proposals by stockholders, whether or not included in Vitacost’s proxy materials, should be sent to Vitacost.com, Inc., 5400 Broken Sound Blvd., NW, Suite 500, Boca Raton, Florida 33487, Attention: General Counsel and Corporate Secretary.
Q:	How can I nominate director candidates?
A:	Please refer to the section captioned “Consideration of Director Nominees” on page 20 of this proxy statement and the question “What is the deadline to propose actions for consideration at the 2012 annual meeting or to nominate individuals to serve as directors?” on page 6 of this proxy statement.

Additional Information About the Proxy Materials

Q:	What should I do if I receive more than one set of proxy materials?
A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Vitacost proxy card or voting instruction card that you receive to ensure that all your shares are voted.
Q:	What is the mailing address for Vitacost’s principal executive offices?
A:	Vitacost’s principal executive offices are located at 5400 Broken Sound Blvd., NW, Suite 500, Boca Raton, Florida 33487.
Any written requests for additional information, additional copies of the proxy materials and Annual Report, notices of stockholder proposals, recommendations for candidates to the Board of Directors, communications to the Board of Directors or any other communications should be sent to this address.
Our internet address is www.vitacost.com. The information posted on our website is not incorporated into this proxy statement.

Annual Report and Other Matters

Our 2010 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for our fiscal year ended December 31, 2010, was made available to stockholders with or preceding this proxy statement. Such 2010 Annual Report to Stockholders contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information contained in the “Compensation Committee Report” and the “Report of the Audit Committee” shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

Upon payment of a reasonable fee, stockholders may also obtain a copy of the exhibits to our Annual Report on Form 10-K for our fiscal year ended December 31, 2010. All such requests should be directed to our Director of Investor Relations at the address of our executive offices located at 5400 Broken Sound Blvd., NW, Suite 500, Boca Raton, Florida 33487.

BACKGROUND TO THE ANNUAL MEETING OF STOCKHOLDERS

On May 25, 2010, Great Hill Equity Partners IV, L.P. (“GHEPIV”), and certain of its affiliates, including Michael A. Kumin, who currently serves as the Interim Chairman of our Board of Directors, and Christopher S. Gaffney, who currently serves on our Board (collectively “Great Hill”), filed a Definitive Consent Statement with the Securities and Exchange Commission in connection with Great Hill’s solicitation of written consents from our stockholders to (i) amend our bylaws, as then in effect, to allow our stockholders to fill any vacancies, however caused, on our Board, (ii) elect Messrs. Gaffney and Kumin and Mark A. Jung and Jeffrey M. Stibel as directors of Vitacost and (iii) remove, without cause, four (now former) members of our Board (the “Consent Solicitation”). On July 1, 2010, Allen S. Josephs, M.D. resigned from our Board.

On July 16, 2010, we announced that Great Hill had delivered to us and our registered agent the requisite written consents from the holders of our outstanding Common Stock to adopt all three of Great Hill’s proposals. On July 21, 2010, we announced that the independent inspector of election for Great Hill’s Consent Solicitation, IVS Associates, Inc., certified that Great Hill had obtained from holders of record of our outstanding Common Stock the requisite votes to adopt each of Great Hill’s three proposals. As a result, all of Great Hill’s proposals took effect as of July 21, 2010 and, among other things, Messrs. Eran Ezra and Stewart L. Gitler and Drs. David N. Ilfeld and Lawrence A. Pabst were removed as members of our Board and Messrs. Gaffney, Kumin, Jung and Stibel were elected as members of our Board. On July 23, 2010, we announced that our Board had voted to delay our Annual Meeting of Stockholders previously scheduled to be held on August 26, 2010.

On August 3, 2010, we announced the appointment of Jeffrey J. Horowitz to serve as a director of Vitacost until our next annual meeting of stockholders. On August 16, 2010, we announced that we and Ira P. Kerker had mutually agreed to Mr. Kerker’s separation from Vitacost as Chief Executive Officer and as a member of our Board. Also on August 16, 2010, we announced the appointment of Mr. Horowitz as our Interim Chief Executive Officer. In addition, we announced that we had engaged the internationally recognized executive recruitment firm, Spencer Stuart, to work with our Nominating/Corporate Governance Committee and the newly created Executive Search Committee of our Board to identify and interview highly qualified, independent director candidates to further increase the diversity and independence of our Board. On September 20, 2010, Bobby Birender S. Brar, our Vice President Supply Chain, tendered his resignation.

On October 8, 2010, upon the recommendation of an Ad Hoc Committee of our Board and of our Audit Committee, we entered into a Stockholder Agreement with Great Hill Investors, LLC (“GHI”), Great Hill Equity Partners III, L.P. (“GHEPIII”), and GHEPIV (the “Great Hill Entities”), whereby the Great Hill Entities agreed to various restrictions with respect to the voting, transfer and sale of shares of our Common Stock. In addition, upon the recommendation of our Ad Hoc Committee and of our Audit Committee, we and the Great Hill Entities and certain of their affiliates (each a “Holder” and together, the “Holders”) entered into a Registration Rights Agreement, which provides the Holders with certain demand, incidental and shelf registration rights. For a description of the Stockholder Agreement and the Registration Rights Agreement, see “Certain Relationships and Related Party Transactions — Stockholder Agreement with the Great Hill Entities” and “Certain Relationships and Related Party Transactions — Registration Rights Agreement with the Great Hill Entities and Certain of Their Affiliates,” respectively.

On October 11, 2010, we appointed Michael Sheridan as a member of our Board and as Chairman of our Audit Committee. In addition, on October 11, 2010, we announced that our Annual Meeting of Stockholders would be held on Thursday, December 9, 2010 at our facility in Las Vegas, Nevada and that in accordance with applicable Delaware law and our bylaws, our Board had fixed November 9, 2010 as the record date for holders of our Common Stock to be eligible to vote at the Annual Meeting.

On October 19, 2010, we announced that we had terminated Richard P. Smith from his position as our Chief Financial and Accounting Officer and that our Board had appointed Stephen E. Markert, Jr. to serve as our interim Chief Financial Officer.

In addition to the foregoing, in October 2010, our Audit Committee initiated an internal review with the assistance of outside independent professional advisors and consultants into the methodologies and procedures used by the Company to calculate the value, for financial reporting purposes, of certain stock-based compensation grants and awards and the classification of certain non-cash expense items previously reported in the Company’s financial statements.

On November 15, 2010, in connection with the ongoing internal review, we delayed the filing of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and we subsequently received a letter from NASDAQ indicating that we were not in compliance with certain NASDAQ Listing Rules because we had not timely filed our Form 10-Q for the quarter ended September 30, 2010.

On December 7, 2010, we announced that, in connection with the ongoing internal review, our Board had voted to postpone our Annual Meeting of Stockholders previously scheduled to be held on Thursday, December 9, 2010. On December 21, 2010, we received a letter from NASDAQ indicating that based on its review of the Company and pursuant to NASDAQ Listing Rule 5101, the NASDAQ staff had determined that continued listing of our securities on The NASDAQ Stock Market was no longer warranted. On January 3, 2011, we received a letter from NASDAQ indicating that we had not held our annual meeting of stockholders within the required timeframe and this would serve as an additional basis for delisting our securities from NASDAQ.

In response to our appeal of the decision to delist, NASDAQ set a delisting hearing for February 3, 2011. On February 3, 2011, we requested an exception through June 20, 2011 in which to resolve our corporate governance and organizational issues and file our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. In addition, we requested an exception through July 5, 2011 in which to solicit proxies for and hold our Annual Meeting of Stockholders. On February 28, 2011, we received a letter from NASDAQ granting both requests.

On January 14, 2011, Michael Sheridan resigned as a Director of the Company, and as Chariman of the Company’s Audit Committee. On that same day, Mark Jung also resigned as a Director of the Company and as a member of its Audit Committee. On February 22, 2011, we received another letter from NASDAQ indicating that we were not in compliance with NASDAQ’s audit committee requirements as set forth in NASDAQ Listing Rule 5605 because our committee was only comprised of two members. On February 28, 2011, we announced that Edwin J. Kozlowski and Stuart Goldfarb had been appointed to our Board. Messrs. Kozlowski and Goldfarb were also appointed to serve on the Audit Committee, with Mr. Kozlowski serving as Chairman of the Audit Committee As a result of the appointment of Messrs. Kozlowski and Goldfarb, the Company regained compliance with NASDAQ’s audit committee requirements.

On April 7, 2011 and May 18, 2011, respectively, we received letters from NASDAQ indicating that we were not in compliance with NASDAQ Listing Rule 5250(c) because (i) we had not timely filed our Annual Report on Form 10-K for the year ended December 31, 2010 and (ii) we had not timely filed our Quarterly Report on Form 10-Q for the quarter ended March 30, 2011.

On June 16, 2011, we filed our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2010 and March 31, 2011.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

Our articles of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. The number of directors is currently fixed at six directors. Our articles of incorporation and bylaws provide that all directors are elected at each annual meeting of our stockholders for a term of one year and hold office until their successors are duly elected and qualified.

In fiscal 2010, we had a number of changes to our Board of Directors. On July 1, 2010, Dr. Allen S. Josephs resigned from our Board of Directors and the Compensation Committee. On July 21, 2010, Mr. Eran Ezra, Mr. Stewart L. Gitler, Dr. David N. Ilfeld and Dr. Lawrence A. Pabst were removed without cause as members of our Board of Directors and Mr. Christopher S. Gaffney, Mr. Michael A. Kumin, Mr. Mark A. Jung and Mr. Jeffrey M. Stibel were elected as members of our Board of Directors, pursuant to a successful consent solicitation by Great Hill Partners. On August 3, 2010, the Board appointed Mr. Jeffrey J. Horowitz as a member of our Board of Directors and on August 16, 2010, Mr. Ira P. Kerker resigned from our Board of Directors. On October 11, 2010, the Board of Directors appointed Michael Sheridan as a member of our Board and as Chairman of our Audit Committee.

In fiscal 2011, we have had further changes to our Board of Directors. On January 14, 2011, Messrs. Sheridan and Jung resigned from our Board of Directors and on February 28, 2011, the Board appointed Messrs. Kozlowski and Goldfarb as members of our Board of Directors. On February 28, 2011, Mr. Jeffrey M. Stibel resigned from our Board of Directors.

Six directors have been nominated by our Board of Directors for election at this meeting. Unless otherwise instructed, the shares represented by validly submitted proxies will be voted for the election of each of the below-listed Board nominees to serve as directors. The below-listed Board nominees have consented to be named in this proxy statement and to serve as company directors, if elected. Our Board of Directors has no reason to believe that any of such nominees will be unable or will decline to serve as company directors if they are elected at the meeting. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the form of proxy will be voted “for” the election of such substitute nominees, if any, as shall be designated by the remaining incumbent directors of our Board to fill the vacancy. In such event, we intend to supplement this proxy statement to identify the substitute nominees, if any, and provide other relevant information regarding such nominees as required by applicable securities laws.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

Information and Qualifications Regarding the Nominees

The name, age and principal occupation of each nominee as of June 20, 2011, are set forth in the table below. Except as described below, each of the nominees has been engaged in his or her principal occupation during the past five years. There are no family relationships among any of our directors or executive officers. Following the table below is additional narrative disclosure regarding each nominee, including each nominee’s unique qualifications to serve on the Board of Directors.

See “Corporate Governance” and “Executive Compensation — Director Compensation” below for additional information regarding the Board of Directors, including procedures for nominations of directors.

Term to Expire in 2012

Name	Age	Position	Year First Became a Director
Christopher S. Gaffney(2)(3)	47	Director	2010
Stuart Goldfarb(1)	56	Director	2011
Jeffrey J. Horowitz	64	Chief Executive Officer and Director	2010
Edwin J. Kozlowski(1)	62	Director	2011
Michael A. Kumin(2)(3)	39	Interim Chairman of the Board	2010
Robert G. Trapp, M.D.(1)	62	Director	2007

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating/Corporate Governance Committee

Michael A. Kumin has served as Interim Chairman of the Board of Vitacost since July 2010. Mr. Kumin is a Partner with Great Hill Partners, (“GHP”), a Boston-based investment firm. Mr. Kumin has served in a number of positions since joining GHP in 2002, and is presently a Partner responsible for originating and evaluating investment opportunities in the media, internet, software, and business and consumer services sectors. Prior to joining GHP, Mr. Kumin held various executive and investing positions, including roles at both Apollo Management, L.P. and Goldman, Sachs, L.P. Mr. Kumin has served on the Board of Directors of Spark Networks since June 2006. Mr. Kumin serves and has served on the Boards of Directors of numerous private internet companies, including BuscaPé.com and IGN Entertainment. Mr. Kumin graduated with honors from the Woodrow Wilson School of Public & International Affairs at Princeton University with a Bachelor of Arts. We believe Mr. Kumin’s extensive experience as a board member of both public and private growth-oriented technology companies, his knowledge of the media, internet, software, and business and consumer services sectors, and his wealth of expertise, particularly in the areas of strategy, mergers and acquisitions, and corporate finance, provide the requisite qualifications, skills, perspectives and experience that make him well qualified to serve on our Board of Directors.

Christopher S. Gaffney has served as a Director of Vitacost since July 2010. Mr. Gaffney is a Managing Partner with, and one of the co-founders of GHP. Mr. Gaffney has been a Managing Partner at GHP since its founding in 1998, and in such position he shares responsibility for the general management, investment policy, fund raising and investor relations at GHP. Mr. Gaffney also continues to actively pursue new investments and manage portfolio companies. Prior to GHP, Mr. Gaffney served as an Associate, Principal and General Partner for Media/Communications Partners, a predecessor organization to GHP. Mr. Gaffney began his career as a commercial lending officer for the First National Bank of Boston in the specialized media lending unit. Mr. Gaffney has served on the Board of Directors of LECG Corporation, a publicly-traded provider of professional services, since December 2009. Mr. Gaffney previously served on the Boards of Directors of Spark Networks from November 2006 to October 2007, Incentra Solutions, Inc., a provider of information technology services that, at the time of Mr. Gaffney’s service, traded on the OTC Bulletin Board, from August 2004 to July 2005, and Haights Cross Communications, Inc., an educational and library publisher with publicly-registered debt, from March 1997 to September 2007. Mr. Gaffney serves and has served on the

Boards of Directors of numerous private companies, including BuscaPé.com and IGN. Mr. Gaffney is a summa cum laude graduate of Boston College with a degree in Accounting and Economics. We believe Mr. Gaffney’s extensive experience in all phases of the lifecycles of growth companies, with a particular emphasis on companies in the media, internet, and business and consumer services sectors, gained as a Managing Partner at a well-known investment firm with $2.7 billion under management and his membership on numerous public and private company boards of directors provide the requisite qualifications, skills, perspectives and experience that make him well qualified to serve on our Board of Directors.

Stuart Goldfarb has served as our Director since February 28, 2011. Mr. Goldfarb has more than 25 years of direct marketing, media and e-commerce experience. He currently serves on the board of Atrinsic, Inc., a marketer of direct-to-consumer subscription products and an internet search-marketing agency. Mr. Goldfarb served as the President and CEO of Direct Brands, Inc., the world’s largest direct marketer of music, DVDs, and books, from 2001 to 2009. Prior to joining Direct Brands, Inc., Mr. Goldfarb was President and CEO of bol.com, Bertelsmann’s premier online retailer of books and music, doing business in eighteen European and Asian countries. Before joining Bertelsmann, he was Vice Chairman of Value Vision International, a cable TV home shopping and e-commerce company and was also the former Executive Vice President, Worldwide Business Development at NBC, where he held various executive level positions.

Jeffrey J. Horowitz was appointed Chief Executive Officer on February 17, 2011. He served as Interim Chief Executive Officer and a Director of Vitacost from August 2010 through February 17, 2011. Mr. Horowitz provided consulting services to Vitacost in 2010 prior to being appointed Interim Chief Executive Officer. Over the five years prior to joining Vitacost, Mr. Horowitz pursued personal interests. Mr. Horowitz founded Vitamin Shoppe, Inc. (“Vitamin Shoppe”) in 1977 and served as its President and Chief Executive Officer from 1977 to January 2000, during which time he oversaw the retail expansion from one store in 1977 to over 200 stores in 11 states. In addition, Mr. Horowitz expanded Vitamin Shoppe’s business by establishing a catalog to solicit mail order sales in 1981 and pioneered the online vitamin sales industry in 1998 with the launch of VitaminShoppe.com. Mr. Horowitz also led Vitamin Shoppe during its initial public offering on The NASDAQ Stock Market in 1999. Mr. Horowitz served as President and Chief Executive Officer of VitaminShoppe.com, Inc. from July 1999 to January 2000. Mr. Horowitz served as Chairman of the Board of Directors of VitaminShoppe.com, Inc. from June 1999 to January 2000, as a Director of VitaminShoppe.com, Inc. from May 1999 to 2007 and as a Director of Vitamin Shoppe Industries Inc. from its inception to 2007. We believe Mr. Horowitz’s knowledge and valuable insight into the health and wellness industry, his experience as the Chief Executive Officer of Vitamin Shoppe and his service on several boards of directors provide the requisite qualifications, skills, perspectives and experience that make him well qualified to serve on our Board of Directors and as our Chief Executive Officer.

Edwin J. Kozlowski has served as our Director since February 28, 2011. Mr. Kozlowski has over 30 years of financial experience working in the retail and nutritional supplement industries. Mr. Kozlowski currently serves on the board and Executive Committee of Suncoast Centers, Inc., a social service, non-profit organization. Mr. Kozlowski served as Executive Vice President and Chief Operating Officer of Retail Ventures, Inc. from 2001 to 2004 and Senior Vice President and Chief Financial Officer — Chief Operating Officer of DSW in 2001. Prior to joining Retail Ventures, Inc., Mr. Kozlowski served as Executive Vice President and Chief Financial Officer of General Nutrition Companies, Inc. (“GNC”) from 1990 to 2000. From 1978 to 1990, Mr. Kozlowski held various management positions within GNC. He has also served in senior financial positions at H.K. Porter Company and Arthur Young, LLP. Mr. Kozlowski was an officer with the United States Secret Service and served in the United State Army. He received a Bachelor of Science in accounting from Robert Morris University in 1975.

Robert G. Trapp, M.D. has served as our Director since April 2007. Dr. Trapp has maintained a private practice in rheumatology in Springfield, Illinois since 1989. He was a faculty member at Southern Illinois University School of Medicine from 1981 – 1989 where he served as Chief of the Division of Rheumatology. He has been a principal investigator in more than 125 phase I, II and III clinical trials evaluating new therapies in the treatment of rheumatological diseases. Dr. Trapp is board certified in internal medicine and rheumatology. He is a Fellow of the American College of Physicians and a member of the American College of Rheumatology. He received a Bachelor of Arts from Earlham College and his M.D. from Northwestern University School of Medicine.

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the consolidated financial statements of Vitacost for the fiscal year ending December 31, 2011, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee may reconsider its selection. Even if the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

On March 11, 2011, McGladrey & Pullen, LLP resigned as the Company’s independent registered public accounting firm. McGladrey resigned after concluding that their independence had been impaired as a result of being named a defendant in a class action complaint filed in the United States District Court, Southern District of Florida. The decision of McGladrey to resign was not recommended or approved by the Company’s Board of Directors or the Audit Committee of the Board of Directors. On April 20, 2011, the Company’s Board of Directors adopted and approved the recommendation of the Audit Committee of the Board of Directors that the Company engage PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, effective April 21, 2011.

PricewaterhouseCoopers LLP has audited our financial statements for the fiscal year ended December 31, 2010.

We expect a representative of PricewaterhouseCoopers LLP to be present at the meeting. The PricewaterhouseCoopers LLP representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

FEES PAID TO ACCOUNTANTS

PricewaterhouseCoopers LLP is the Company’s principal accountant for the year ended December 31, 2010. McGladrey & Pullen, LLP was the Company’s principal accountant for the year ended December 31, 2009. The table below sets forth the audit fees, audit-related fees, and tax fees billed to the Company by PricewaterhouseCoopers LLP and McGladrey & Pullen, LLP for the years ended December 31, 2010 and 2009, respectively.

	2010		2009
Audit fees	$1,088,107	(1)	$175,000	(2)
Audit-related fees	—		310,035
Tax fees	—		54,463
	$1,088,107		$539,498

For purposes of the preceding table, the professional fees are classified as follows:

•	Audit Fees — (1) On March 11, 2011, McGladrey & Pullen, LLP resigned as the Company’s independent registered public accounting firm. On April 20, 2011, the Company engaged PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, effective April 21, 2011. The Company incurred $555,607 in fees for professional services rendered by McGladrey in connection with the audit of the consolidated financial statements included in the Annual Report on Form 10-K, the review of the quarterly consolidated financial statements included in the Quarterly Reports on Form 10-Q, the assessment of the internal control assertions required by Section 404 of the Sarbanes-Oxley Act of 2002 and other Securities and Exchange Commission filings and accounting consultations on matters related to the annual audit or interim reviews. The Company incurred $532,500 in fees for professional services rendered by PricewaterhouseCoopers in connection with the audit of the consolidated financial statements included in the Annual Report on Form 10-K, the review of the quarterly consolidated financial statements included in the Quarterly Report on Form 10-Q for the three and nine month period ended September 30, 2010, the assessment of the internal control assertions required by Section 404 of the Sarbanes-Oxley Act of 2002 and other Securities and Exchange Commission filings and accounting consultations on matters related to the annual audit or interim review. (2) These amounts represent fees for professional services rendered by McGladrey in connection with the audit of the consolidated financial statements included in the Annual Report on Form 10-K, reviews of the quarterly consolidated financial statements included in the Quarterly Reports on Form 10-Q and other Securities and Exchange Commission filings and accounting consultations on matters related to the annual audit or interim reviews.
•	Audit-Related Fees — These amounts represent fees for professional services rendered for assurance and related services that traditionally are performed by the principal accountants. Specifically, the fees were incurred for services rendered in connection with the filing of the S-1, and quarterly reviews including $6,840 out of pocket expenses.
•	Tax Fees — These amounts represent fees for professional services rendered for a cost segregation and relocation study performed by professional staff of the principal accountant’s tax division except those services related to the audit of the financial statements including $463 of out of pocket expenses.

Audit Committee Pre-Approval Policy.  Our Audit Committee has reviewed and approved all of the fees charged by our principal accountants. The Audit Committee concluded that all services rendered during 2010 and 2009 by our principal accountants were consistent with maintaining their respective independence. As a matter of policy, we will not engage our principal accountants for non-audit services other than “audit-related services,” as defined by the Securities and Exchange Commission, certain tax services, and other permissible non-audit services as specifically approved by the chairperson of the Audit Committee and presented to the full Board at its next regular meeting. The policy also includes limits on hiring partners of, and other professionals employed by, the principal accountants to ensure that the Securities and Exchange Commission’s auditor independence rules are satisfied.

Under the policy, the Audit Committee must pre-approve all services provided by our principal accountants and fees charged for these services including an annual review of audit fees, audit-related fees, tax fees, and other fees with specific dollar value limits for each category of service. The Audit Committee will also consider and, if appropriate, approve specific engagements on a case-by-case basis that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chairperson of the Audit Committee for approval.

PROPOSAL THREE:

ADVISORY APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in accordance with the Securities and Exchange Commission’s rules in the “Executive Compensation” section of this proxy statement beginning on page 24 below. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As described in detail in the section entitled “Compensation Discussion and Analysis” in this proxy statement, our executive compensation program is designed, through the efforts of our Compensation Committee, to align our executive officers’ incentives with stockholder value creation. Our executive compensation program is designed to attract and retain the most talented and dedicated executive officers possible, including the Named Executive Officers, who are key to our continued successful growth. Under our compensation program, we seek to correlate annual and long-term cash and stock incentives to achievement of measurable performance objectives.

The Compensation Discussion and Analysis, beginning on page 24 of this proxy statement, describes the Company’s executive compensation program and the decisions made by the Compensation Committee in fiscal 2010 in more detail. Highlights of the program include the following:

•	We implement and maintain compensation programs that tie a substantial portion of each executive officer’s overall compensation to corporate and/or financial objectives including individual performance objectives.
•	The Company granted long-term equity awards that link the interests of our executive officers, including the Named Executive Officers, with those of our stockholders. The Named Executive Officers received annual long-term equity awards of stock options which vest over a multi-year period and remain exercisable for 10 years from the date of grant.
•	An independent Compensation Committee.
•	A balanced mix between long and short-term incentives.
•	Discretion retained by the Compensation Committee to reduce or suspend bonus payments.

We believe that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.
THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES
PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

PROPOSAL FOUR:

NON-BINDING VOTE ON THE FREQUENCY OF
THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate, at least once every six years, how frequently we should seek an advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, such as Proposal Three beginning on page 16 of this proxy statement. By voting on this Proposal Four, stockholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every one, two, or three years.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs annually is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a one-year interval for an advisory vote on executive compensation.

We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below:

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a non-binding advisory stockholder vote on the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Company, the Compensation Committee or our Board of Directors in any way, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ANNUAL VOTE AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION. THE OPTION RECEIVING THE GREATEST NUMBER OF VOTES (EVERY ONE, TWO OR THREE YEARS) WILL BE CONSIDERED THE FREQUENCY SELECTED BY STOCKHOLDERS.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that, with the exception of Jeffrey J. Horowitz, our Chief Executive Officer, all of its members are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market. Such independence definition includes a series of objective tests, including that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the NASDAQ listing standards, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The independent directors meet regularly in executive session, without executive officers present, as part of its meeting procedure.

Board Committees

Our Board of Directors directs the management of our business and affairs, in accordance with applicable Delaware law, and conducts its business through meetings of our Board of Directors and standing committees. Our Board of Directors currently has an Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. Our Board of Directors may establish other committees to facilitate the management of our business.

Our Board of Directors has adopted charters for our Audit, Compensation and Nominating/Corporate Governance Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted a Code of Conduct and Ethics. We post on our website, at http://investor.vitacost.com, the charters of our Audit, Compensation and Nominating/Corporate Governance Committees; our Code of Conduct and Ethics, and any amendments or waivers thereto; and any other corporate governance materials contemplated by Securities and Exchange Commission or NASDAQ regulations. These documents are also available in print to any stockholder requesting a copy in writing from our Director of Investor Relations at the address of our executive offices set forth in this proxy statement.

Our Board of Directors has established three board committees and as of June 20, 2011, the members of each of these committees were as identified below. On July 1, 2010, Dr. Allen S. Josephs resigned from our Board of Directors and the Compensation Committee. As of July 21, 2010, Mr. Eran Ezra, Mr. Stewart L. Gitler, Dr. David N. Ilfeld and Dr. Lawrence A. Pabst were removed without cause as members of our Board of Directors and Mr. Christopher S. Gaffney, Mr. Michael A. Kumin, Mr. Mark A. Jung and Mr. Jeffrey M. Stibel were elected as members of our Board of Directors. On October 11, 2010, our Board of Directors appointed Michael Sheridan as a member of our Board and as Chairman of our Audit Committee. On January 14, 2011, Messrs. Sheridan and Jung resigned from our Board of Directors. On February 28, 2011, the Board appointed Messrs. Kozlowski and Goldfarb as members of our Board of Directors and our Audit Committee. Also on February 28, 2011, Mr. Jeffrey M. Stibel resigned from our Board of Directors. Mr. Horowitz, our chief executive officer does not serve on any of our committees nor did Mr. Kerker, our former chief executive officer.

The composition of our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee as of December 31, 2010 was as follows:

Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Michael Sheridan, Chair	Christopher S. Gaffney	Christopher S. Gaffney
Mark A. Jung	Michael A. Kumin	Michael A. Kumin
Jeffrey M. Stibel	Mark A. Jung	Jeffrey M. Stibel
Robert G. Trapp

The current composition of our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee is as follows:

As of June 21, 2011
Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Edwin J. Kozlowski, Chair	Christopher S. Gaffney	Christopher S. Gaffney
Stuart Goldfarb	Michael A. Kumin	Michael A. Kumin
Robert G. Trapp

Audit Committee

Our Audit Committee currently consists of Messrs. Kozlowski, Goldfarb and Trapp. Mr. Kozlowski serves as chairman of the Audit Committee. Our Board of Directors has determined that each current member of the Audit Committee satisfies the independence requirements of The NASDAQ Stock Market and meets the requirements for financial literacy under the requirements of The NASDAQ Stock Market and the Securities and Exchange Commission rules and regulations. During fiscal 2010, the following current or former directors served on our Audit Committee: Eran Ezra, Mark A. Jung, Michael Sheridan, Jeffrey M. Stibel, and Robert G. Trapp. Our Board of Directors also determined that all persons who served on our Audit Committee during fiscal 2010 satisfied the independence requirements of The NASDAQ Stock Market and met the requirements for financial literacy under the requirements of The NASDAQ Stock Market and the Securities and Exchange Commission rules and regulations.

Our Board of Directors has determined that Mr. Kozlowski qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the Securities and Exchange Commission. This designation is a disclosure requirement of the Securities and Exchange Commission and does not impose upon Mr. Kozlowski any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of his membership on the Board of Directors or the Audit Committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or Audit Committee member.

The charter for the Audit Committee is available on our website at http://investor.vitacost.com. Our Audit Committee held 4 meetings in fiscal 2010.

The functions of this committee include:

•	meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;
•	meeting with our independent auditors and with internal financial personnel regarding these matters;
•	appointing, compensating, retaining and overseeing the work of our independent auditors;
•	pre-approving audit and non-audit services of our independent auditors;
•	reviewing our audited financial statements and reports and discussing the statements and reports with our management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management;
•	reviewing the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing us audit services; and
•	reviewing all related-party transactions for approval.

Both our independent auditors and internal financial personnel meet regularly with our Audit Committee and have unrestricted access to this committee.

See “Report of the Audit Committee” below for more information regarding the functions of the Audit Committee.

Compensation Committee

Our Compensation Committee currently consists of Messrs. Gaffney and Kumin. Our Board of Directors has determined that the current committee members satisfy the independence requirements of The NASDAQ Stock Market. Each member of this committee also qualifies as a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Both Messrs. Gaffney and Kumin qualify as outside directors, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). During fiscal 2010, the following current or former directors served on our Compensation Committee: Christopher S. Gaffney, Allen S. Josephs, Mark A. Jung, Michael A. Kumin, Lawrence A. Pabst and Robert G. Trapp. The Board of Directors also determined that all persons who served on our Compensation Committee during fiscal 2010 satisfied the independence requirements of The NASDAQ Stock Market, qualified as non-employee directors as defined pursuant to Rule 16b-3 and as outside directors as defined pursuant to Section 162(m) of the Code.

The functions of this committee include:

•	reviewing and, as it deems appropriate, recommending to our Board of Directors, policies, practices and procedures relating to the compensation of our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans; and
•	exercising authority under our equity incentive plans.

The Compensation Committee charter is available on our website at http://investor.vitacost.com. Our Compensation Committee held 3 meetings in fiscal 2010.

The “Compensation Committee Report” is included in this proxy statement on page 28.

Nominating/Corporate Governance Committee

Our nominating/corporate governance committee consists of Messrs. Gaffney and Kumin. Our Board of Directors has determined that the committee members satisfy the independence requirements of The NASDAQ Stock Market. During fiscal 2010, the following current or former directors served on our Nominating/Corporate Governance Committee: Christopher S. Gaffney, Stewart L. Gitler, Allen S. Josephs, Michael A. Kumin, Lawrence A. Pabst and Jeffrey M. Stibel. The Board of Directors also determined that all persons who served on our Nominating/Corporate Governance Committee during fiscal 2010 satisfied the independence requirements of The NASDAQ Stock Market. The functions of this committee include:

•	reviewing and recommending nominees for election as directors;
•	assessing the performance of the Board of Directors;
•	developing guidelines for board composition;
•	recommending processes for annual evaluations of the performance of the Board of Directors, the chairman of the Board of Directors and the chief executive officer; and
•	reviewing and administering our corporate governance guidelines and considering other issues relating to corporate governance.

The Nominating/Corporate Governance Committee charter is available on our website at http://investor.vitacost.com. Our Nominating/Corporate Governance Committee held 6 meetings in fiscal 2010.

Consideration of Director Nominees

Stockholder Nominees

The Nominating/Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as well as candidates recommended for consideration by the Nominating/Corporate Governance Committee as described below under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations must comply with the requirements of the Company’s amended and restated bylaws and should include all information relating to such nominee as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected, as well as a written statement executed by such nominee acknowledging that as a director of the Company, such nominee will owe a fiduciary duty under the General Corporation Law of the State of Delaware exclusively to the Company and its stockholders. In addition, stockholder nominations should be submitted within the time frame required by the Company’s amended and restated bylaws and addressed to: Vitacost.com, Inc., Attention: General Counsel and Corporate Secretary, 5400 Broken Sound Blvd., NW, Suite 500, Boca Raton, Florida.

A stockholder that instead desires to merely recommend a candidate for consideration by the Nominating/Corporate Governance Committee shall direct the recommendation in writing to Vitacost.com, Inc., Attention: General Counsel and Corporate Secretary, 5400 Broken Sound Blvd., NW, Suite 500, Boca Raton, Florida, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Nominating/Corporate Governance Committee has not specified any minimum qualifications for serving on the Board of Directors. However, the Nominating/Corporate Governance Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in the health and wellness industry, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board of Directors. The Nominating/Corporate Governance Committee seeks to ensure that the Board of Directors is composed of individuals who have experience relevant to the needs of the Company and who have the highest professional and personal ethics, consistent with the Company’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.

Identifying and Evaluating Nominees for Directors

The Nominating/Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director nominees. Candidates may come to the attention of the Nominating/Corporate Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating/Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating/Corporate Governance Committee considers properly submitted stockholder nominations and recommendations for candidates for the Board of Directors. Following verification of the stockholder status of persons proposing candidates, nominations and recommendations are aggregated and considered by the Nominating/Corporate Governance Committee. If any materials are provided by a stockholder in connection with the nomination or recommendation of a director candidate, such materials are forwarded to the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Board Meetings/Annual Meeting of Stockholders

Our Board of Directors held a total of 33 meetings during our fiscal year ended December 31, 2010. Each director attended at least 75% of all Board of Directors and applicable committee meetings that were held while he was serving as a Director of the Company. While the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, we encourage, but do not require, each of our Directors to attend our annual meeting of stockholders. Accordingly, and to the extent reasonably practicable, we regularly schedule a meeting of our Board of Directors on the same day as the annual meeting of stockholders. We did not have an annual meeting of stockholders in 2010 as explained on page 9 ofthis proxy statement.

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

In its oversight role, our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s appetite for risk and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the Securities and Exchange Commission as well as risks relating to various specific developments, such as acquisitions, securities repurchases, debt and equity placements and product introductions.

Our Board committees assist our Board of Directors in fulfilling its oversight role in certain areas of risk, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. Our Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company.

Board Leadership Structure

We believe that effective board leadership structure can depend on the experience, skills and personal interaction between persons in leadership roles as well as the needs of our company at any point in time. We maintain separate roles between the Chief Executive Officer, whether interim or permanent, and the Chairman of the Board of Directors, whether interim or permanent, in recognition of the differences between the two responsibilities. Our Chief Executive Officer, whether interim or permanent, is responsible for setting our strategic direction and day-to-day leadership and performance of our company. Our Chairman of the Board of Directors, whether interim or permanent, provides input to our Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board of Directors as well as executive sessions of our Board of Directors.

Separating the positions of Chief Executive Officer and Chairman of the Board of Directors allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board of Directors to lead the Board of Directors in its fundamental role of providing independent advice to and oversight of management. The Board of Directors believes that having an independent director serve as Chairman of the Board of Directors is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Messrs. Gaffney and Kumin. None of the members of our Compensation Committee has, at any time, served as an officer or employee of Vitacost. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Contacting the Board of Directors

Communications from stockholders to the non-employee directors should be addressed to the Chairman or any specified individual director as follows: Vitacost.com, Inc., 5400 Broken Sound Blvd., NW, Suite 500, Boca Raton, Florida 33487, Attention: Chairman or any specified individual director.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers:

Name	Age	Position
Jeffrey Horowitz	64	Chief Executive Officer/Director
Stephen E. Markert, Jr.	60	Interim Chief Financial Officer
Sonya L. Lambert	45	Chief Marketing Officer
Robert D. Hirsch	51	Vice President Information Technology and Chief Information Officer
Mary L. Marbach	44	General Counsel and Corporate Secretary

Jeffrey J. Horowitz was appointed Interim Chief Executive Officer and a Director of our company in August 2010 and became our Chief Executive Officer in February 2011. Mr. Horowitz’s biographical information is listed above under the heading, “Election of Directors — Nominees.”

Stephen E. Markert, Jr. was appointed Interim Chief Financial Officer on October 19, 2010. Mr. Markert has more than 35 years of financial experience, primarily in public companies and was most recently with Tatum, LLC, a national financial services firm providing interim Chief Financial Officer services. Mr. Markert was a Partner at Tatum for over three years, and served as interim Chief Financial Officer at Jet Plastica, a $150 million private equity owned manufacturing and distribution company, and at Foamex International, a $1.2 billion public manufacturing company, among other clients. Prior to that, from 1995 to 2005, Mr. Markert served as Vice President Finance, Chief Financial Officer at C&D Technologies, Inc., a $500 million global manufacturer and distributor where he directed a multi-national finance and Information Technology staff. Mr. Markert is a CPA and holds a B.S. in Accounting and an M.B.A. in Finance from LaSalle University.

Sonya L. Lambert has served as our Vice President Marketing since December 2004 and was appointed as Chief Marketing Officer in March 2010. Ms. Lambert joined us in March 2003 as our Director of Marketing. From April 1999 through September 2001, Ms. Lambert was the Director of Marketing, Online Programs for Gerald Stevens, Inc. and was a Senior Marketing Manager for SportsLine.com from 1995 to 1999. Ms. Lambert left the industry from September 2001 through March 2003 to pursue personal interests. She is responsible for the development and execution of eCommerce and catalog marketing strategies. Ms. Lambert received a B.S. in Communications from the University of Florida.

Robert D. Hirsch has served as our Vice President Information Technology and Chief Information Officer since September 2008. Prior to joining us, from 2006 to 2008, Mr. Hirsch served as Vice President of Application Development for JM Solutions, a division within JM Family Enterprises, a privately-held $10 billion diversified automotive company. From 2004 to 2006, Mr. Hirsch served as Vice President and Chief Information Officer of QEP Corporation, a publicly-traded manufacturer, marketer and distributor of flooring tools and accessories for the home improvement and professional installer markets. Prior thereto, Mr. Hirsch served as Director of Technology for Vision Care Holdings, LLC, a Managing Director of PricewaterhouseCoopers and a Vice President of Citicorp. Mr. Hirsch earned his Masters of Science in Information Technology from Barry University and received his undergraduate degree in Computer Science from the University of Miami.

Mary L. Marbach was appointed General Counsel in December, 2009 and our Corporate Secretary in July 2010. Ms. Marbach has been an attorney at the Company since July of 2009. Prior to joining the Company, Ms. Marbach was Senior Transactional Counsel at Imperial Finance and Trading, LLC in Boca Raton, Florida. Ms. Marbach was an associate at Greenberg Traurig, LLP in its Corporate and Securities Group in Boca Raton, Florida from 2002 through 2004. Prior to that, she was an associate at Morrison & Foerster, LLP in its Corporate & Securities Group in Palo Alto, California. Ms. Marbach has a B.S. from Syracuse University, an M.B.A. from the University of Miami, and a J.D. from Boston University School of Law. Ms. Marbach is a member of the State Bar of California and the State Bar of Florida.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our executive compensation program is designed to enable us to attract and retain key personnel and provide incentives that promote short and long-term financial growth and stability to enhance stockholder value based on a pay-for-performance model. Our Compensation Committee reviews and recommends to our Board of Directors the compensation program for our “Named Executive Officers” and oversees our executive compensation strategy. In 2010, our Named Executive Officers were Ira P. Kerker, our former Chief Executive Officer, Richard P. Smith, our former Chief Financial and Accounting Officer, Jeffrey Horowitz, our Chief Executive Officer, Stephen E. Markert, Jr. our interim Chief Financial Officer, Sonya L. Lambert, our Chief Marketing Officer, Robert D. Hirsch, our Vice President Information Technology and Chief Information Officer, Mary Marbach, our General Counsel and Corporate Secretary and Birender S. Brar, our former Vice President Supply Chain.

The discussion in this section describes compensation paid to our Named Executive Officers for services rendered to us in all capacities during our fiscal year ended December 31, 2010.

Our executive compensation program provides for the following elements:

•	base salaries, which are designed to allow us to attract and retain qualified candidates;
•	incentive compensation, which provides additional cash compensation and is designed to support our pay-for-performance philosophy and align compensation with our corporate strategies and business and financial objectives;
•	equity compensation, principally in the form of stock options, which are granted to incentivize executive behavior that results in increased stockholder value; and
•	a benefits package that is available to all of our employees.

A detailed description of these components is provided below.

Elements of Our Executive Compensation Program

Base Salary.  The base salary provides cash compensation for performing the essential elements of our executive positions. We strive to set our base salaries at levels which we believe are competitive in our market and provide our executives a level of compensation that permits them to focus their energies on job performance.

Annual Bonus/Incentive Compensation.  Our incentive compensation, in the form of cash payment, is intended to compensate our executives after the end of each calendar quarter for meeting our corporate and/or financial objectives and, in the case of certain executives, their individual performance objectives and to incentivize our executives to meet these objectives. We may set multiple objectives for an executive to achieve. A specific incentive payment may be earned for meeting one or more of such objectives. Further, our incentive compensation is intended to reward and incentivize our executives for exceeding their objectives. We may grant discretionary cash bonuses as an award to our executives for performance that is not necessarily rewarded by the incentive compensation or to attract new executives to join our management team. For those Named Executive Officers who received a bonus, their objectives were set by the appropriate executive or Compensation Committee. The potential incentive compensation in 2010 ranged from 4.3% to 189.3%.

Equity-Based Compensation.  Generally, the goals of our equity based compensation are intended to align the interests of our Named Executive Officers with the interests of our stockholders. Our Named Executive Officers typically receive equity awards in the form of stock options that vest equally over a period of five years in an effort to encourage the long-term retention of our executives. We may, however, grant options or other awards that vest immediately as determined by our Compensation Committee to be consistent with our objectives. The exercise price of our stock option grants is the fair market value of our stock on the grant date. Also, our stock option awards typically provide for the acceleration of vesting of options in the event of a change in control of our company. We have not yet established policies for the timing of awarding stock option grants to our executives. The Compensation Committee intends to adopt a policy regarding the timing of grants in relation to the release of material information to our stockholders.

Benefits.  We provide our Named Executive Officers other benefits generally available to our employees such as health benefits, a 401(k) plan and life and disability insurance. These benefits are intended to provide support to our executives and their families throughout various stages of their careers, and these core benefits are provided to all executives regardless of their individual performance levels. The 401(k) plan allows participants to defer their annual compensation, subject to the limitations set by the Internal Revenue Code, which was $16,500 per person for 2010. The executives’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) plan.

Determining the Amount of Each Element of Compensation

Base Salary.  Generally, base salaries for our Named Executive Officers are established through negotiation when the executive is hired. Factors we considered in the negotiation are prior experience, qualifications, prior salary and our need for the particular qualifications of such executive. Adjustments in base salary are based on the executive’s responsibilities, performance and their overall compensation package. We review our executives’ base salaries annually taking into consideration the executive’s level of responsibilities, performance, tenure and salaries of our comparable executive and an employee’s overall compensatory arrangement. In the event of material changes in position, responsibilities or other factors, the Compensation Committee may consider changes in base pay during the year. Our Named Executive Officers’ base salaries are reviewed and approved by our Board of Directors.

In 2010, our Compensation Committee, as approved by our Board of Directors, made the following increases in the base salaries of our executives:

	2010 Base Salary	2009 Base Salary	Percentage Increase	Change
Ira P. Kerker, Former Chief Executive Officer	$280,000	$233,700	19.8%	$46,300
Richard P. Smith, Former Chief Financial and Accounting Officer	$254,000	$223,000	13.9%	$31,000
Sonya L. Lambert, Chief Marketing Officer	$225,000	$165,600	35.9%	$59,400
Robert Hirsch, Vice President Information Technology and Chief Information Officer	$178,000	$178,000	0.0%	$—
Mary L. Marbach General Counsel and Corporate Secretary	$140,000	$140,000	0.0%	$—
Birender S. Brar, Former Vice President Supply Chain	$140,000	$140,000	0.0%	$—

Annual Bonus/Incentive Compensation.  Our incentive compensation is payable subsequent to the end of each calendar quarter after it has been determined if the goals have been achieved. Our Compensation Committee or appropriate executive has the authority to modify a bonus structure during the year if deemed appropriate. Examples of circumstances in which we may consider revising a bonus plan include acquisitions, mergers, divestitures, successful expansion of distribution or manufacturing capabilities and other material changes in our company.

Our executive bonus plan for 2010 provides a potential bonus for each executive. In 2010, the potential awards were as follows:

Name	Annual Maximum Bonus Opportunity	Maximum Bonus as a Percentage of Base Salary 2010
Jeffrey Horowitz,(1) Chief Executive Officer	$75,000	18.8%
Stephen E. Markert, Jr.,(1) Interim Chief Financial Officer	$10,000	4.3%
Sonya L. Lambert, Chief Marketing Officer	$103,680	46.1%
Robert D. Hirsch, Vice President Information Technology and Chief Information Officer	$36,250	20.4%
Mary L. Marbach, General Counsel and Corporate Secretary	$40,000	28.6%
Ira P. Kerker, Former Chief Executive Officer	$530,000	189.3%
Richard P. Smith Former Chief Financial and Accounting Officer	$240,000	94.5%
Birender S. Brar, Former Vice President Supply Chain	$20,000	14.3%

(1)	Named Executives hired in 2010.

Each of the incentive goals are stand-alone and are evaluated separately so that some goals can be met and corresponding bonuses paid while other goals are not met and no corresponding bonus paid.

To the extent incentive goals are nonfinancial or individual goals, the goals are established by the executive officer’s manager or direct report and, in the case of our Chief Executive Officer, by our Board of Directors or Compensation Committee. The nonfinancial or individual goals are established based upon various factors including our need to complete a particular project, achieve a particular outcome, or otherwise obtain a desired result. Additionally, these goals may be based upon adherence to company values such as accountability and teamwork, overall job competency, and performance against specified objectives. The assessment of the achievement of such goals is often a somewhat subjective analysis and, therefore, is determined in the discretion of the executive officer’s manager or direct report or, in the case of our Chief Executive Officer, at the discretion of our Board of Directors or Compensation Committee. We based the incentive pay of our Chief Executive Officer, Chief Financial and Accounting Officer and Vice President Marketing solely on financial goals because these individuals were not tasked with implementing specific projects whose completion would not otherwise be reflected in our results of operations. We believed that the financial and nonfinancial goals were equally important, and, therefore, we allocated incentive pay equally between these two types of goals. Selected key officers received bonuses in 2010 based on the performance of the company in the first quarter. As performance began to lag in the second quarter, decisions were made to reduce or suspend bonus payments.

Allocation of Equity Compensation Awards

In 2010, we granted stock options to our Named Executive Officers. Stock options were granted to our Chief Executive Officer (option to purchase 200,000 shares of our common stock), General Counsel (option to purchase 50,000 shares of our common stock), and Vice President Supply Chain (option to purchase 20,000 shares of our common stock).

Our Compensation Committee does not apply a rigid formula in allocating stock options to executives as a group or to any particular executive. Instead, our Compensation Committee exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, the amount of stock-based equity compensation already held by the executive, the non-equity compensation received by the executive and the total number of options to be granted to all participants during the year. Our Compensation Committee typically makes annual grants of equity awards to our Named Executive Officers in connection with its annual review of our employees’ compensation and then throughout the year.

Executive Equity Ownership

We believe it is important for our Named Executive Officers to have their interests aligned with our stockholders and, therefore, to be granted equity incentive awards. We have not, however, established specific stock retention and ownership guidelines for our executives.

Type of Equity Awards

Our stock award plans permits us to issue qualified and non-qualified stock options, stock appreciation rights, restricted stock, stock units, bonus stock, and other equity awards.

Severance and Change in Control Arrangements

For a description of the severance and change in control arrangements we have with our Named Executive Officers, see “Executive Compensation — Employment Agreements and Change-In-Control Arrangements” and “Executive Compensation — Payments Upon Termination or Change in Control.” The Compensation Committee believed that these arrangements were necessary to attract and retain our Named Executive Officers. The terms of each arrangement were determined in negotiation with the applicable Named Executive Officer in connection with the executive’s hiring and were not based on any set formula.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. In this regard, we may begin utilizing restricted stock and restricted stock units as additional forms of equity compensation incentives in response to changes in the accounting treatment of equity awards under the authoritative accounting guidance. While we consider the applicable accounting and tax treatment of alternative forms of equity compensation, these factors alone are not dispositive, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of our three highest compensated officers excluding our Chief Financial Officer, unless specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. In general, we have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and, therefore, our Compensation Committee has not adopted a policy requiring all compensation to be deductible.

Role of Executives in Executive Compensation Decisions

Our Compensation Committee seeks input from our Chief Executive Officer when discussing the performance of, and compensation levels for, our Named Executive Officers other than himself. The Compensation Committee also works with the Chief Executive Officer and with our Chief Financial Officer in evaluating the financial, accounting, tax and retention implications of our various compensation programs. No Executive participates in deliberations relating to his or her own compensation.

COMPENSATION COMMITTEE REPORT

The information contained in this report will not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor will such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with our management. Based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Michael A. Kumin
Christopher S. Gaffney

Summary of Cash and Other Compensation

The Summary Compensation Table below presents information concerning the total compensation of our Named Executive Officers for the fiscal years ended December 31, 2010, 2009 and 2008. Mr. Horowitz and Mr. Markert, Jr. were not Named Executive Officers prior to fiscal 2010 and Ms. Marbach was not a Named Executive Officer prior to fiscal 2009; therefore, their compensation information is not presented for periods prior to appointment as a Named Executive Officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation(3)	Total Compensation
Jeffrey Horowitz,(4) Chief Executive Officer	2010	$153,846	$—	$894,000	$75,000	$—	$1,122,846
	2009	$—	$—	$—	$—	$—	$—
	2008	$—	$—	$—	$—	$—	$—
Stephen E. Markert, Jr., Interim Chief Financial Officer	2010	$37,058	$—	$—	$10,000	$—	$47,058
	2009	$—	$—	$—	$—	$—	$—
	2008	$—	$—	$—	$—	$—	$—
Sonya L. Lambert, Chief Marketing Officer	2010	$209,408	$—	$—	$—	$—	$209,408
	2009	$154,735	$15,600	$565,600	$103,680	$—	$839,615
	2008	$144,000	$—	$81,600	$107,496	$—	$333,096
Robert D. Hirsch Vice President Information Technology and Chief Information Officer	2010	$177,778	$—	$—	$31,710	$—	$209,488
	2009	$159,046	$11,700	$141,400	$36,240	$—	$348,386
	2008	$37,838	$—	$—	$9,060	$—	$46,898

Mary Marbach, General Counsel and Corporate Secretary	2010	$140,000	$—	$326,000	$40,000	$—	$506,000
	2009	$31,877	$1,000	$—	$10,000	$—	$42,877
	2008	$—	$—	$—	$—	$—	$—
Ira P. Kerker,(5) Former Chief Executive Officer	2010	$181,969	$—	$—	$17,500	$—	$199,469
	2009	$213,804	$125,000	$1,446,250	$70,000	$—	$1,855,054
	2008	$194,000	$—	$132,600	$62,500	$—	$389,100
Richard P. Smith,(6) Former Chief Financial and Accounting Officer	2010	$209,956	$—	$—	$8,750	$—	$218,706
	2009	$208,254	$125,000	$919,100	$70,000	$—	$1,322,354
	2008	$193,000	$—	$132,600	$62,500	$—	$388,100
Birender S. Brar,(7) Former Vice President Supply Chain	2010	$105,538	$—	$130,400	$—	$—	$235,938
	2009	$86,520	$2,500	$—	$33,250	$—	$122,270
	2008	$39,500	$—	$—	$—	$—	$39,500

(1)	We report executive plan awards in the column titled “Non-Equity Incentive Plan Compensation.”
(2)	Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts represent the aggregate grant date fair value related to option awards, granted in the year indicated, pursuant to Statement of Financial Accounting Standards Codification Topic 718. For a discussion of the valuation assumptions, see Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.
(3)	None of the Named Executive Officers received personal benefits valued at $10,000 or more in the aggregate during the fiscal year ending December 31, 2010.

(4)	Mr. Horowitz became Chief Executive Officer on February 17, 2011. Prior to his appointment as the Company’s Chief Executive Officer, he served as the Company’s Interim Chief Executive Officer from August 2010 through February 2011. In 2010, Mr. Horowitz received $11,667 in compensation pursuant to a consulting agreement with the Company under which Mr. Horowitz provided certain management consulting services.
(5)	On August 16, 2010, Mr. Kerker and the Company announced his separation from the Company.
(6)	On October 19, 2010, the Company terminated Mr. Smith from his position as Chief Financial and Accounting Officer.
(7)	On September 20, 2010, Mr. Brar tendered his resignation as Vice President, Supply Chain.

Stock and Option Award Grants and Exercises

The following table summarizes information concerning grants of plan-based awards made by us for services rendered during the fiscal year ended December 31, 2010 to each of the Named Executive Officers.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Jeffrey Horowitz	2010	—	$75,000	—	—	—	—
	8/2/2010	—	—	—	200,000	$8.91	$894,000
Stephen E. Markert, Jr.	2010	—	$10,000	—	—	—	—
Sonya L. Lambert	2010	—	$103,680	—	—	—	—
Robert D. Hirsch	2010	—	$36,250	—	—	—	—
Mary Marbach	2010	—	$40,000	—	—	—	—
	2/3/2010	—	—	—	50,000	$9.72	$326,000
Ira P. Kerker	2010	—	$265,000	$530,000	—	—	—
Richard P. Smith	2010	—	$120,000	$240,000	—	—	—
Birender S. Brar	2010	—	$20,000	—	—	—	—
	2/3/2010	—	—	—	20,000	$9.72	$130,400

(1)	The exercise price for the stock option was the closing price our common stock on the grant date, as reported on the NASDAQ Stock Market.
(2)	The grant date fair value of options is based on the fair value calculated pursuant to Statement of Financial Accounting Codification Topic 718. For a discussion of the valuation assumptions, see Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Outstanding Equity Awards at Fiscal Year End

Name	Number of Securities Underlying Unexercised Options(1) Exercisable	Number of Securities Underlying Unexercised Options(1) Unexercisable		Options Exercise Price	Option Expiration Date
Jeffrey Horowitz	166,667	33,333	(2)	$8.910	8/1/2021
Sonya L. Lambert	35,200	—		$3.750	3/4/2015
	20,000	—		$3.750	3/31/2016
	80,000	—		$3.750	9/19/2016
	80,000	—		$7.500	12/30/2017
	80,000	—		$12.000	9/23/2019
Robert D. Hirsch	80,000	—		$7.500	12/14/20108
	20,000	—		$12.000	9/23/2019
Mary Marbach	—	50,000	(3)	$9.720	2/3/2019
Ira P. Kerker	33,480	—		$3.125	2/13/2015
	20,000	—		$3.750	5/13/2015
	100,000	—		$3.750	12/10/2015
	20,000	—		$3.750	12/11/2016
	130,000	—		$7.500	12/30/2017
	200,000	—		$12.000	9/23/2019
	5,000	—		$10.350	12/30/2020
Richard P. Smith	13,600	—		$2.031	1/11/2014
	20,000	—		$2.500	1/11/2015
	80,000	—		$3.750	12/10/2015
	20,000	—		$3.750	12/11/2016
	130,000	—		$7.500	12/30/2017
	130,000	—		$12.000	9/23/2019

(1)	The aggregate number of option awards outstanding at December 31, 2010 was 2,717,530. The aggregate number of option awards owned by our Named Executive Officers at December 31, 2010 was 1,547,280.
(2)	These options vested on January 16, 2011.
(3)	These options vest as follows: 10,000 vest on each of February 2, 2011, 2012, 2013, 2014 and 2015, respectively.

Pension Benefits

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change In Control

If the Named Executive Officers’ employment had been terminated on December 31, 2010 for any reason other than a change of control (as defined in the employment agreements entered into with each Named Executive Officer) or terminated pursuant to a change of control on December 31, 2010, each Named Executive Officer would have received the payments described in the following table.

Name	Benefit		Termination with Cause	Termination without Cause	Termination due to Change in Control	Death	Disability
Jeffrey Horowitz	Continuation of Salary	(1)	$—	$400,000	$400,000	$—	$—
	Bonus Payout		—	75,000	75,000	—	—
	Medical Benefits		—	—	—	—	—
	Acceleration of Stock Options	(7)	—	—	—	—	—
			$—	$475,000	$475,000	$—	$—
Stephen Markert	Continuation of Salary		$—	$—	$—	$—	$—
	Bonus Payout		—	—	—	—	—
	Medical Benefits		—	—	—	—	—
	Acceleration of Stock Options	(7)	—	—	—	—	—
			$—	$—	$—	$—	$—
Sonya Lambert	Continuation of Salary	(2)(3)(4)	$—	$450,000	$450,000	$225,000	$225,000
	Bonus Payout		—	226,800	226,800	113,400	113,400
	Medical Benefits	(6)	—	9,000	9,000	—	—
	Acceleration of Stock Options	(7)	—	—	—	—	—
			$—	$685,800	$685,800	$338,400	$338,400
Robert Hirsch	Continuation of Salary	(2)(3)(4)	$—	$177,800	$177,800	$177,800	$177,800
	Bonus Payout		—	28,500	47,940	28,500	28,500
	Medical Benefits	(6)	—	9,000	9,000	—	—
	Acceleration of Stock Options	(7)	—	—	—	—	—
			$—	$215,300	$234,740	$206,300	$206,300
Mary Marbach	Continuation of Salary	(5)	$—	$2,692	$—	$35,000	$35,000
	Bonus Payout		—	—	—	—	—
	Medical Benefits		—	—	—	—	—
	Acceleration of Stock Options	(7)	—	—	—	—	—
			$—	$2,692	$—	$35,000	$35,000

(1)	Payable over a 12 month period subject to the Named Executive Officer executing and delivering to the Company a full and unconditional release and the Named Executive Officer paying any and all amounts owed to the Company under any contract, agreement or loan document.
(2)	Termination without cause obligation payable over a 24 month period subject to the Named Executive Officer executing and delivering to the Company a full and unconditional release and the Named Executive Officer paying any and all amounts owed to us under any contract, agreement or loan document.
(3)	Change in control amount obligation payable in a single lump sum within 10 days of termination subject to the Named Executive Officer executing and delivering to the Company a full and unconditional release and the Named Executive Officer paying any and all amounts owed to the Company under any contract, agreement or loan document.
(4)	Death or disability obligation payable in a single lump sum within 30 days.
(5)	Payable in a single lump sum within 30 days subject to the Named Executive Officer executing and delivering to the Company a full and unconditional release and the Named Executive Officer paying any and all amounts owed to us under any contract, agreement or loan document.
(6)	Entitled to receive up to 18 months COBRA benefits paid for by the Company.
(7)	The dollar value of the equity acceleration in this chart is based on the closing price of our Common Stock on December 7, 2010 (the last day of trading in 2010) less the exercise price of the options multiplied by the number of unvested options.

Employment Agreements and Change-In-Control Arrangements

Named Executive Officers

Jeffrey Horowitz

On February 17, 2011, in connection with his appointment as Chief Executive Officer, the Company and Mr. Horowitz entered into an employment agreement that has a 4 year term from its commencement date of August 16, 2010 and supersedes his previous consulting agreement with the Company. In consideration for Mr. Horowitz’s services, the Company will pay Mr. Horowitz an annual salary of $400,000 and an annual bonus of up to $275,000 payable, except as set forth in the following sentence, pursuant to the satisfaction of performance goals under the Company’s annual incentive compensation plan for senior executives. For the period from August 16, 2010 through December 31, 2010, Mr. Horowitz will be paid a guaranteed bonus of $75,000 and for the 2011 calendar year, Mr. Horowitz will be paid a guaranteed bonus of $275,000. For the period from August 16, 2010 until the date of the agreement, Mr. Horowitz was paid a lump sum equal to the difference between the annual salary that would have been paid under the employment agreement and the amount he was paid pursuant to his consulting agreement for such period. On the date of which the Company’s stockholders approve a new equity compensation plan, Mr. Horowitz will be granted a nonqualified stock option to purchase 950,000 shares of the common stock of the Company. The option will vest periodically so that it is fully vested on August 15, 2014. Under the employment agreement, in the event Mr. Horowitz’s employment is terminated by the Company without cause or by Mr. Horowitz for “good reason” (as such terms are defined in the employment agreement), Mr. Horowitz will be entitled to receive the following: severance equal to 12 months of Mr. Horowitz’s annual salary or, if less, the salary that would have been paid had he remained employed through August 15, 2014; prorated annual bonus for the year of termination; and either (i) complete vesting of any stock options that had not yet vested or (ii) if the stock option described above has not been granted, $2,500,000. If Mr. Horowitz’s employment is terminated due to his death or disability, he will be entitled to payment of a prorated annual bonus for the year of termination and, only if the stock option described above has not been granted, a payment of $2,500,000. Mr. Horowitz’s receipt of the severance benefits discussed above is contingent on Mr. Horowitz signing and not revoking a release of claims against the Company. Capitalized terms used in this paragraph with regard to certain employment agreements have the meaning ascribed to them in that certain employment agreement.

Stephen E. Markert, Jr.

On October 19, 2010, we entered into an employment agreement with Stephen E. Markert, Jr., interim Chief Financial Officer, which can be terminated by the employee or us upon 60 days written notice. Mr. Markert earns a salary equal to $235,000 annually, and is eligible to earn discretionary bonuses and employee benefits commensurate with his position. Mr. Markert is also entitled to reimbursement of living expenses of up to $2,000 per month. Under his agreement, Mr. Markert is subject to a confidentiality, non-solicitation and non-competition agreement during the period he is employed for a one-year period following termination. Capitalized terms used in this paragraph with regard to certain employment agreements have the meaning ascribed to them in that certain employment agreement.

Sonya L. Lambert

Effective April 1, 2007, we entered into an employment, non-competition and proprietary rights agreement with Sonya L. Lambert, Chief Marketing Officer, for a one-year term, automatically renewable for additional one-year terms annually, unless otherwise terminated by the employee or us. Under the original agreement, Ms. Lambert earned a salary of $120,000 annually and is eligible to receive a marketing bonus based on performance (up to $21,600 per quarter), vacation and employee benefits commensurate with her position. If Ms. Lambert’s employment is terminated by us without “cause” (as defined in the agreement), in addition to any compensation and benefits accrued through such termination, Ms. Lambert may, subject to her execution of a general release of claims against us, receive a lump-sum severance payment of up to 12 months’ base salary plus a prorated portion of the performance bonuses, as well as up to 18 months of company-paid continuation medical benefits. If Ms. Lambert’s employment terminates due to her death or disability, she or her estate will receive a lump sum payment equal to the sum of three months’ base salary, accrued yet unused vacation pay and a prorated bonus, in addition to any compensation and benefits accrued through such termination. Under her agreement, Ms. Lambert is subject to a confidentiality, non-solicitation and non-competition agreement during the period she is employed and for a period thereafter. The confidentiality and non-competition provisions extend for a two-year period following termination and the non-solicitation provision extends for a period of one year following termination. For the year ended December 31, 2008, Ms. Lambert’s base salary under the agreement was increased to $144,000.

On June 30, 2009, the agreement was amended to increase her annual base salary to $165,600 and to increase the maximum amount of the quarterly bonus she may receive to $25,920 per quarter. Further, pursuant to the amendment, effective as of the successful registration of our initial public offering: (i) so long as Ms. Lambert had not voluntarily resigned from her employment with us, all of Ms. Lambert’s then-outstanding options, to the extent necessary, became fully vested and non-forfeitable; and (ii) so long as Ms. Lambert was then employed by us, Ms. Lambert was issued fully vested, non-forfeitable options to purchase 100,000 shares of our common stock at the initial public offering price (or 80,000 shares of our common stock after giving effect to the four-for-five reverse stock split of our common stock effected on September 17, 2009).

On March 22, 2010, the amended agreement was further amended to provide for a two-year term commencing on March 15, 2010, renewable upon mutual agreement by us and Ms. Lambert. The amendment further amended the agreement to provide that in the event of a termination by us of Ms. Lambert “without cause” (as defined in the agreement), then, in addition to any compensation and benefits accrued through such termination, and subject to her execution of a general release of claims against us, and subject to her compliance with her confidentiality, non-solicitation and non-competition agreement, Ms. Lambert is entitled to (i) a severance payment equal to the greater of (a) two times the sum of her then current base salary and the average of her prior two years’ annual bonus, or (b) the amount she would be entitled to receive (e.g. base salary, bonus, vacation pay) for the remainder of the term as if she remained employed until the last day of such term, payable in 24 equal monthly payments and (ii) 18 months of company-paid continuation medical benefits. In the event of a termination by the Company without cause within the time periods specified above, and subject to her execution of a general release of claims against us, and subject to her compliance with her confidentiality, non-solicitation and non-competition agreement, then Ms. Lambert would be entitled to the severance payment of $685,800. The amendment further amended the agreement to provide that if the employment of Ms. Lambert is terminated following a “Change in Control” (as defined in the amendment), either by the Company without cause or by Ms. Lambert for “Good Reason” (as defined in the amendment), then Ms. Lambert is entitled to the following severance terms (in addition to any compensation and benefits accrued through such termination), subject to her execution of a general release of claims against us, and subject to her compliance with her confidentiality, non-solicitation and non-competition agreement: if terminated without cause or for Good Reason within 18 months after Change in Control, a lump sum payment equal to two times her then current base salary and two times the higher of (i) the average of the prior two years’ annual bonus and (ii) last year’s bonus. If the employment of Ms. Lambert is terminated following a Change in Control, either by the Company without cause or by Ms. Lambert for Good Reason, within the time periods specified above, subject to her execution of a general release of claims against us, and subject to her compliance with her confidentiality, non-solicitation and non-competition agreement, then, subject to the following sentence, Ms. Lambert would be entitled to the severance payment of $685,800. Notwithstanding the foregoing, however, the second amendment also provided for certain cutbacks of amounts owed to Ms. Lambert in the event such payments to be made to her on account of a Change in Control was deemed to be “excess parachute payments” as defined in Section 280G of the Code and, as a result, Ms. Lambert may not receive that total severance payment amount. Capitalized terms used in this paragraph with regard to certain employment agreements have the meaning ascribed to them in that certain employment agreement.

Robert D. Hirsch

On September 16, 2008, we entered into an employment, non-competition and proprietary rights agreement with Robert D. Hirsch, Vice President Information Technology and Chief Information Officer, for a one-year term, automatically renewable for additional one-year terms annually, unless otherwise terminated by the employee or us. The contract term has been automatically renewed each year since September 16, 2008, with the current one-year term continuing to September 17, 2011. Under the original agreement, Mr. Hirsch earned a salary of $145,000 annually, and is eligible to earn annual performance bonuses, vacation and employee benefits commensurate with his position. On the initial date of Mr. Hirsch’s employment, he was also granted options to purchase up to 100,000 shares of our common stock at $6.00 per share (or 80,000 shares at $7.50 per share after giving effect to the four-for-five reverse stock split of our common stock affected on September 17, 2009). These options vest 20% each year on the anniversary date of Mr. Hirsch’s employment agreement and are fully vested after five years. Each option has a term of nine years. Upon Mr. Hirsch’s termination of employment for any reason, all unvested options are forfeited to us and all vested options must be exercised within 30 days and if not exercised during the 30-day period will be forfeited to us. If Mr. Hirsch’s employment is terminated by us without “cause” (as defined in the agreement), in addition to any compensation and benefits accrued through such termination, Mr. Hirsch may, subject to his execution of a general release of claims against us, receive a lump-sum severance payment in an amount equal to the sum of two weeks’ base salary for each year served, up to a total of six weeks’ base salary, accrued yet unused vacation pay and a prorated portion of the annual performance bonus earned through the date of termination, as well as up to 18 months of employee-paid continuation medical benefits. If Mr. Hirsch’s employment terminates due to his death or disability, he or his estate will receive a lump sum payment equal to the sum of three months’ base salary accrued yet unused vacation pay and a prorated portion of the annual performance bonus earned through the date of termination, in addition to any compensation and benefits accrued through such termination. Under his agreement, Mr. Hirsch is subject to a confidentiality, non-solicitation and non-competition agreement during the period he is employed and for a period of two years thereafter.

On June 30, 2009, the agreement was amended to increase his annual base salary to $166,750. Further, pursuant to the amendment, effective as of the successful registration our initial public offering: (i) so long as Mr. Hirsch had not voluntarily resigned from his employment with us, all of Mr. Hirsch’s then-outstanding options, to the extent necessary, became fully vested and non-forfeitable; and (ii) so long as Mr. Hirsch was then employed by us, Mr. Hirsch was issued fully vested, non-forfeitable options to purchase 25,000 shares of our common stock at the initial public offering price (or 20,000 shares of our common stock after giving effect to the four-for-five reverse stock split of our common stock effected on September 17, 2009).

On March 22, 2010, the amended agreement was further amended to provide that in the event of a termination by us of Mr. Hirsch “without cause” (as defined in the agreement), then, in addition to any compensation and benefits accrued through such termination, and subject to his execution of a general release of claims against us, and subject to his compliance with his confidentiality, non-solicitation and non-competition agreement, Mr. Hirsch is entitled to (i) a severance payment equal to the greater of (a) the sum of his then current base salary and the average of his prior two years’ annual bonus, or (b) the amount he would be entitled to receive (e.g. base salary, bonus, vacation pay) for the remainder of the term as if he remained employed until the last day of such term, payable in 12 equal monthly payments and (ii) 18 months of company-paid continuation medical benefits. In the event of a termination by the Company without cause within the time periods specified above, and subject to his execution of a general release of claims against us, and subject to his compliance with his confidentiality, non-solicitation and non-competition agreement, then Mr. Hirsch would be entitled to the severance payment of $215,300. The amendment further amended the agreement to provide that if the employment of Mr. Hirsch is terminated following a “Change in Control” (as defined in the amendment), either by the Company without cause or by Mr. Hirsch for “good reason” (as defined in the amendment), then Mr. Hirsch is entitled to the following severance terms (in addition to any compensation and benefits accrued through such termination), subject to his execution of a general release of claims against us, and subject to his compliance with his confidentiality, non-solicitation and non-competition agreement: if terminated Without Cause or for Good Reason within 12 months after a Change in Control, a lump sum payment equal to his then current base salary and the higher of (i) the average of the prior two years’ annual bonus and (ii) last year’s bonus. If the employment of Mr. Hirsch is terminated following a

Change in Control, either by the Company Without Cause or by Mr. Hirsch for Good Reason, within the time periods specified above, and subject to his execution of a general release of claims against us, and subject to his compliance with his confidentiality, non-solicitation and non-competition agreement, then, subject to the following sentence, Mr. Hirsch would be entitled to the severance payment of $234,740. Notwithstanding the foregoing, however, the second amendment also provided for certain cutbacks of amounts owed to Mr. Hirsch in the event such payments to be made to him on account of a Change in Control was deemed to be “excess parachute payments” as defined in Section 280G of the Code and, as a result, Mr. Hirsch may not receive that total severance payment amount. Capitalized terms used in this paragraph with regard to certain employment agreements have the meaning ascribed to them in that certain employment agreement.

Mary L. Marbach

On December 2, 2009, we entered into an employment, non-competition and proprietary rights agreement with Mary L. Marbach, General Counsel, for a one-year term, automatically renewable for additional one-year terms annually, unless otherwise terminated by the employee or us. The current one-year term will continue until December 2, 2010. Ms. Marbach earns a salary of $140,000 annually, and is eligible to earn annual performance bonuses of up to $40,000, vacation and employee benefits commensurate with her position. If Ms. Marbach’s employment is terminated by us without “cause” (as defined in her agreement), in addition to any compensation and benefits accrued through such termination, Ms. Marbach may, subject to her execution of a general release of claims against us, receive a lump-sum severance payment in an amount equal to the sum of one week base salary for each year served, up to a total of six weeks’ base salary, accrued yet unused vacation pay and a prorated portion of the annual performance bonus earned through the date of termination, as well as up to 18 months of employee-paid continuation medical benefits. If Ms. Marbach’s employment terminates due to her death or disability, she or her estate will receive a lump sum payment equal to the sum of three months’ base salary, accrued yet unused vacation pay and a prorated portion of the annual performance bonus earned through the date of termination, in addition to any compensation and benefits accrued through such termination. Under her agreement, Ms. Marbach is subject to a confidentiality, non-solicitation and non-competition agreement during the period she is employed and for a period of two years thereafter. Capitalized terms used in this paragraph with regard to certain employment agreements have the meaning ascribed to them in that certain employment agreement.

Ira P. Kerker

Effective January 29, 2007, we entered into an employment, non-competition and proprietary rights agreement with Ira P. Kerker, our former Chief Executive Officer, for a one-year term, automatically renewable for additional one-year terms annually, unless otherwise terminated by the employee or us. Under the original agreement, Mr. Kerker earned a salary of $180,000 annually, quarterly bonuses of up to $10,000 and was eligible for an annual bonus, vacation and employee benefits commensurate with his position. If Mr. Kerker’s employment was terminated by us without “cause” (as defined in the agreement), in addition to any compensation and benefits accrued through such termination, Mr. Kerker may, subject to his execution of a general release of claims against us, have received a lump-sum cash severance payment in an amount equal to the sum of two months’ base salary for each year served, accrued yet unused vacation pay and a prorated annual bonus, as well as up to 18 months of company-paid continuation medical benefits. If Mr. Kerker’s employment terminated due to his death or disability, he or his estate would have received a lump sum cash payment equal to the sum of twelve months’ base salary, accrued yet unused vacation pay and a prorated annual bonus, in addition to any compensation and benefits accrued through such termination. Under his agreement, Mr. Kerker is subject to a confidentiality, non-solicitation and non-competition agreement during the period he is employed and for a period thereafter. The confidentiality and non-competition provisions extend for a two-year period following termination and the non-solicitation provision extends for a period of one year following termination. For the year ended December 31, 2008, Mr. Kerker’s base salary under the agreement was increased to $194,000, and his maximum quarterly bonus for the second, third and fourth quarters of 2008 was increased to up to $17,500 per quarter.

On June 30, 2009, the original agreement was amended to increase his annual base salary to $232,800 and to increase the severance payment upon a termination of his employment by us without “cause” to an amount equal to the sum of 2.5 times his then-current annual base salary, a prorated portion of vacation pay, and a prorated portion of the aggregate cash bonus earned by Mr. Kerker for the year preceding such termination, payable in 24 equal monthly installments.. Further, pursuant to the amendment, effective as of the successful registration of our initial public offering: (i) so long as Mr. Kerker had not voluntarily resigned from his employment with us, all of Mr. Kerker’s then-outstanding options, to the extent necessary, became fully vested and non-forfeitable; and (ii) so long as Mr. Kerker was then employed by us, Mr. Kerker was issued fully vested, non-forfeitable options to purchase 250,000 shares of our common stock at the initial public offering price (or 200,000 shares of our common stock after giving effect to the four-for-five reverse stock split of our common stock effected on September 17, 2009).

On March 22, 2010, the amended agreement was further amended to provide for a three-year term for Mr. Kerker commencing on March 15, 2010, renewable upon mutual agreement by us and Mr. Kerker. In addition, the amendment provided that the compensation of Mr. Kerker was to be reviewed by our Board on an annual basis (based on the original anniversary date of the effective date of the agreements, January 29, 2007) and may have been increased (but not decreased), as determined by our Board of Directors. The amendment further amended the agreement to provide, among other things, that in the event of a termination by us of Mr. Kerker “Without Cause” (as defined in the agreement) or by Mr. Kerker for “Good Reason” (as defined in the amendment), then, in addition to any compensation and benefits accrued through such termination, and subject to his execution of a general release of claims against us, and subject to his compliance with his confidentiality, non-solicitation and non-competition agreement, Mr. Kerker was entitled to receive (i) a severance payment equal to the greater of (a) 2.5 times the sum of his then current base salary and the average of the prior two years’ annual bonus, or (b) the amount he would be entitled to receive (e.g. base salary, bonus, vacation pay) for the remainder of the term as if he remained employed until the last day of such term, payable in 24 equal monthly payments and (ii) 18 months of company-paid continuation medical benefits. In the event of a termination by the Company Without Cause or Mr. Kerker for Good Reason within the time periods specified above, and subject to his execution of a general release of claims against us, and subject to his compliance with his confidentiality, non-solicitation and non-competition agreement, then Mr. Kerker would be entitled to the severance payment of $1,265,625. The amendment further amended the agreement to provide that if the employment of Mr. Kerker was terminated following a “Change in Control” (as defined in the amendment), either by the Company Without Cause or by Mr. Kerker for Good Reason, then Mr. Kerker was entitled to the following severance terms (in addition to any compensation and benefits accrued through such termination), subject to his execution of a general release of claims against us, and subject to his compliance with his confidentiality, non-solicitation and non-competition agreement: if terminated Without Cause or for Good Reason within two years after a Change in Control, a lump sum payment equal to 2.99 times his then current base salary and 2.99 times the higher of (i) the average of the prior two years’ annual bonus and (ii) last year’s bonus. If the employment of Mr. Kerker was terminated following a Change in Control, either by the Company Without Cause or by Mr. Kerker for Good Reason, within the time periods specified above, subject to his execution of a general release of claims against us, and subject to his compliance with his confidentiality, non-solicitation and non-competition agreement, then, subject to the following sentence, Mr. Kerker would be entitled to the severance payment of $1,420,250. Notwithstanding the foregoing, however, the second amendment also provided for certain cutbacks of amounts owed to Mr. Kerker in the event such payments to be made to him on account of a Change in Control was deemed to be “excess parachute payments” as defined in Section 280G of the Code and, as a result, Mr. Kerker may not receive that total severance payment amount. Capitalized terms used in this paragraph with regard to certain employment agreements have the meaning ascribed to them in that certain employment agreement.

Richard P. Smith

Effective January 29, 2007, we entered into an employment, non-competition and proprietary rights agreement with Richard P. Smith, our former Chief Financial and Accounting Officer, for a one-year term, automatically renewable for additional one-year terms annually, unless otherwise terminated by the employee or us. Under the original agreement, Mr. Smith earned a salary of $179,500 annually, quarterly bonuses of up to $10,000 and was eligible for an annual bonus, vacation and employee benefits commensurate with his position. If Mr. Smith’s employment was terminated by us without “cause” (as defined in the agreement), in addition to any compensation and benefits accrued through such termination, Mr. Smith may, subject to his execution of a general release of claims against us, have received a lump-sum cash severance payment in an amount equal to the sum of two months’ base salary for each year served, accrued yet unused vacation pay and up to 18 months of company-paid continuation medical benefits. If Mr. Smith’s employment terminated due to his death or disability, he or his estate would have received a lump sum cash payment equal to the sum of twelve months’ base salary, accrued yet unused vacation pay and a prorated annual bonus, in addition to any compensation and benefits accrued through such termination. Under his agreement, Mr. Smith is subject to a confidentiality, non-solicitation and non-competition agreement during the period he is employed and for a period thereafter. The confidentiality and non-competition provisions extend for a two-year period following termination and the non-solicitation provision extends for a period of one-year following termination. For the year ended December 31, 2008, Mr. Smith’s base salary under the agreement was increased to $193,000, and his maximum quarterly bonus for the second, third and fourth quarters of 2008 was increased to up to $17,500 per quarter.

On June 30, 2009, the original agreement was amended to increase his annual base salary to $221,950 and to increase the severance payment upon a termination of his employment by us without “cause” to an amount equal to the sum of 2.5 times his then-current annual base salary, a prorated portion of vacation pay, and a prorated portion of the aggregate cash bonus earned by Mr. Smith for the year preceding such termination, payable in 24 equal monthly installments. Further, pursuant to the amendment, effective as of the successful registration our initial public offering: (i) so long as Mr. Smith had not voluntarily resigned from his employment with us, all of Mr. Smith’s then-outstanding options, to the extent necessary, became fully vested and non-forfeitable; and (ii) so long as Mr. Smith was then employed by us, Mr. Smith was issued fully vested, non-forfeitable options to purchase 162,500 shares of our common stock at the initial public offering price (or 130,000 shares of our common stock after giving effect to the four-for-five reverse stock split of our common stock effected on September 17, 2009).

On March 22, 2010, the amended agreement was further amended to provide for a two-year term commencing on March 15, 2010, renewable upon mutual agreement by us and Mr. Smith. In addition, the amendment provided that the compensation of Mr. Smith was to be reviewed by our Board on an annual basis (based on the original anniversary date of the effective date of the agreement, January 29, 2007) and may have been increased (but not decreased), as determined by our Board of Directors. The amendment further amended the agreement to provide, among other things, that in the event of a termination by us of Mr. Smith “Without Cause” (as defined in the agreement) or by Mr. Smith for “Good Reason” (as defined in the amendment), then, in addition to any compensation and benefits accrued through such termination, and subject to his execution of a general release of claims against us, and subject to his compliance with his confidentiality, non-solicitation and non-competition agreement, Mr. Smith was entitled to receive (i) a severance payment equal to the greater of (a) 2.5 times the sum of his then current base salary and the average of the prior two years’ annual bonus, or (b) the amount he would be entitled to receive (e.g. base salary, bonus, vacation pay) for the remainder of the term as if he remained employed until the last day of such term, payable in 24 equal monthly payments and (ii) 18 months of company-paid continuation medical benefits. In the event of a termination by the Company Without Cause or by Mr. Smith for Good Reason within the time periods specified above, and subject to his execution of a general release of claims against us, and subject to his compliance with his confidentiality, non-solicitation and non-competition agreement, then Mr. Smith would be entitled to the severance payment of $1,200,625. The amendment further amended the agreement to provide that if the employment of Mr. Smith was terminated following a “Change in Control” (as defined in the amendment), either by the Company Without Cause or by Mr. Smith for Good Reason, and subject to his execution of a general release of claims against us, and subject to his compliance with his confidentiality, non-solicitation and non-competition agreement, then Mr. Smith was entitled to the following severance terms (in addition to any compensation and benefits accrued through such termination): if terminated Without Cause or for Good Reason within 18 months after a Change in Control, and subject to his execution of a general release of claims against us, and subject to his compliance with his confidentiality, non-solicitation and non-competition agreement, a lump sum payment equal to 2.5 times his then current base salary and 2.5 times the higher of (i) the average of the prior two years’ annual bonus and (ii) last year’s bonus. If the employment of Mr. Smith was terminated following a Change in Control, either by the Company Without Cause or by Mr. Smith for Good Reason, within the time periods specified above, and subject to his execution of a general release of claims against us, and subject to his compliance with his confidentiality, non-solicitation and non-competition agreement, then, subject to the following sentence, Mr. Smith would be entitled to the severance payments of $1,200,625. Notwithstanding the foregoing, however, the second amendment also provided for certain cutbacks of amounts owed to Mr. Smith in the event such payments to be made to him on account of a Change in Control was deemed to be “excess parachute payments” as defined in Section 280G of the Code and, as a result, Mr. Smith may not receive that total severance payment amount. Capitalized terms used in this paragraph with regard to certain employment agreements have the meaning ascribed to them in that certain employment agreement.

Birender S. Brar

On May 29, 2008, we entered into an employment, non-competition and proprietary rights agreement with Bobby Birender S. Brar, Vice President Supply Chain, for a one-year term, automatically renewable for additional one-year terms annually, unless otherwise terminated by the employee or us. The contract term had been automatically renewed each year since May 29, 2008, with the current one-year term scheduled to continue until May 28, 2011. Under the original agreement, Mr. Brar earned a salary of $65,000 annually, and was eligible to earn annual performance bonuses (up to $5,000 quarterly), vacation and employee benefits commensurate with his position. On the initial date of Mr. Brar’s employment, he was also granted options to purchase up to 15,000 shares of our common stock at $6.00 per share (or 12,000 shares at $7.50 per share after giving effect to the four-for-five reverse stock split of our common stock effected on September 17, 2009). These options vested 20% each year on the anniversary date of Mr. Brar’s employment agreement and would have been fully vested after five years. Each option has a term of nine years. Upon Mr. Brar’s termination of employment for any reason, all unvested options were forfeited to us and all vested options must have been exercised within 30 days and if not exercised during the 30-day period were forfeited to us. If Mr. Brar’s employment was terminated by us without “cause” (as defined in the agreement), in addition to any compensation and benefits accrued through such termination, Mr. Brar may, subject to his execution of a general release of claims against us, have received a lump-sum severance payment in an amount equal to the sum of two weeks’ base salary for each year served, up to a total of six weeks’ base salary, accrued yet unused vacation pay and a prorated portion of the annual performance bonus earned through the date of termination, as well as up to 18 months of employee-paid continuation medical benefits. If Mr. Brar’s employment terminated due to his death or disability, he or his estate would have received a lump sum payment equal to the sum of three months’ base salary accrued yet unused vacation pay and a prorated portion of the annual performance bonus earned through the date of termination, in addition to any compensation and benefits accrued through such termination. Under his agreement, Mr. Brar is subject to a confidentiality, non-solicitation and non-competition agreement during the period he is employed and for a period of two years thereafter. On July 22, 2008, the agreement was amended to increase his annual base salary to $71,500 and to increase his bonus potential by 10%. Mr. Brar was also granted options to purchase up to 30,000 options at $6.00 per share (or 24,000 shares at $7.50 per share after giving effect to the four-for-five reverse stock split of our common stock affected on September 17, 2009). On July 1, 2009, the amended agreement was further amended to increase his annual base salary to $100,000 with an annual potential bonus of $20,000. On December 1, 2009, the amended agreement was amended further to increase his annual base salary to $140,000 with an annual potential bonus of $20,000.

On March 22, 2010, the amended agreement was further amended to provide that in the event of a termination by us of Mr. Brar “Without Cause” (as defined in the agreement), then, in addition to any compensation and benefits accrued through such termination, and subject to his execution of a general release of claims against us, and subject to his compliance with his confidentiality, non-solicitation and non-competition agreement, Mr. Brar was entitled to (i) a severance payment equal to the greater of (a) the sum of his then current base salary and the average of his prior two years’ annual bonus, or (b) the amount he would be entitled to receive (e.g. base salary, bonus, vacation pay) for the remainder of the term as if he remained employed until the last day of such term, payable in 12 equal monthly payments and (ii) 18 months of company-paid continuation medical benefits. In the event of a termination by the Company Without Cause within the time periods specified above, and subject to his execution of a general release of claims against us, and subject to his compliance with his confidentiality, non-solicitation and non-competition agreement, then Mr. Brar would have been entitled to the severance payment of $175,750. The amendment further amended the agreement to provide that if the employment of Mr. Brar was terminated following a “Change in Control” (as defined in the amendment), either by the Company Without Cause or by Mr. Brar for “Good Reason” (as defined in the amendment), then Mr. Brar was entitled to the following severance terms (in addition to any compensation and benefits accrued through such termination), and subject to his execution of a general release of claims against us, and subject to his compliance with his confidentiality, non-solicitation and non-competition agreement: if terminated Without Cause or for Good Reason within 12 months after a Change in Control, a lump sum payment equal to his then current base salary and the higher of (i) the average of the prior two years’ annual bonus and (ii) last year’s bonus. If the employment of Mr. Brar was terminated following a Change in Control, either by the Company Without Cause or by Mr. Brar for Good Reason, within the time periods specified above, and subject to his execution of a general release of claims against us, and subject to his compliance with his confidentiality, non-solicitation and non-competition agreement, then, subject to the following sentence, Mr. Brar would be entitled to the severance payment of $175,750. Notwithstanding the foregoing, however, the second amendment also provided for certain cutbacks of amounts owed to Mr. Brar in the event such payments to be made to him on account of a Change in Control was deemed to be “excess parachute payments” as defined in Section 280G of the Code and, as a result, Mr. Brar may not receive that total severance payment amount. Capitalized terms used in this paragraph with regard to certain employment agreements have the meaning ascribed to them in that certain employment agreement.

Director Compensation

Directors who are also our employees are not separately compensated for their services as directors but are reimbursed for out-of-pocket expenses incurred in connection with providing board services. The following table summarizes compensation earned by our non-employee directors in 2010:

	Fees Earned or Paid in Cash	Option Awards	All Other Compensation		Total Compensation
Michael A. Kumin, Interim Chairman	$12,500	$—	$—		$12,500
Christopher S. Gaffney	$7,500	$—	$—		$7,500
Jeffrey M. Stibel(1)	$7,500	$—	$—		$7,500
Allen S. Josephs, M.D.	$7,500	$—	$47,520	(2)	$55,020
Lawrence A. Pabst, M.D.(3)	$18,750	$—	$—		$18,750
Robert G. Trapp, M.D.	$16,250	$—	$—		$16,250
Stewart L. Gitler(4)	$24,063	$—	$—		$24,063
Eran Ezra(5)	$10,000	$—	$—		$10,000
Michael Sheridan	$3,750	$—	$56,700	(6)	$60,450
Mark A. Jung	$7,500	$—	$13,750	(6)	$21,250

(1)	Mr. Stibel resigned from our Board of Directors effective February 28, 2011.
(2)	We paid Dr. Josephs $47,520 for consulting services provided to us in 2010. He resigned from our board effective July 1, 2010.
(3)	Mr. Pabst was removed without cause from our Board of Directors effective July 21, 2010.
(4)	Mr. Gitler was removed without cause from our Board of Directors effective July 21, 2010.
(5)	Mr. Ezra was removed without cause from our Board of Directors effective July 21, 2010.
(6)	We paid Messrs. Sheridan and Jung $56,700 and $13,750, respectively in connection with the Company’s Audit Committee review in 2010. They resigned from our Board of Directors effective January 14, 2011.

The aggregate number of shares subject to stock options outstanding at December 31, 2010 for each non-employee director was as follows:

Name	Aggregate Number of Options Awards Outstanding as of December 31, 2010
Robert G. Trapp, M.D.	27,800

Cash Compensation of Non-Employee Directors in Fiscal 2010

During fiscal 2010, each of our non-employee directors received an annual retainer of $15,000 for service on the Board of Directors and any committee of the Board, except for the Chairman of the Board of Directors, who received an annual retainer of $25,000 in lieu of the standard annual retainer of $15,000 for his services in such capacity. Directors were also reimbursed for certain expenses they incurred in connection with attendance at board and committee meetings. The Chairman of the Audit Committee received the additional annual compensation of $5,000 for his services as Chairman of the Audit Committee in fiscal 2010. The cash retainers are paid quarterly.

Equity and Non-cash Compensation of Non-Employee Directors in Fiscal 2010

The current practice of our Board of Directors is to approve the grant of an option to purchase 5,000 shares of our Common Stock for each director. The exercise price for all options granted is 100% of the fair market value of the shares on the grant date. The options vest immediately upon grant. The Chairman of the Board of Directors is also granted of an option to purchase an additional 10,000 shares of our Common Stock and the Chairman of the Audit Committee is granted an additional 5,000 shares of our Common Stock.

As a result of the proxy solicitation and subsequent change in the Board of Directors, no option grants were awarded to non-employee directors in 2010. Each non-employee director is allotted $2,000 per year of Company product.

Equity Compensation Plan Information

The following is summary of our equity compensation plans as of December 31, 2010

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	2,717,530	$6.42	722,750

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors, and stockholders with beneficial ownership of more than 10% of our Common Stock are required, under the Securities Exchange Act of 1934, as amended, to file reports of ownership of our Common Stock with the Securities and Exchange Commission. Based solely upon a review of the copies of reports furnished to us and written representations that no other reports were required to be filed during fiscal 2010, we are not aware of any late filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock on December 31, 2010, by the following:

•	each of our directors and executive officers listed in the “Summary Compensation Table” on page 29 of this proxy statement;
•	all of our directors and executive officers as a group; and
•	each person known by us to beneficially own more than 5% of our outstanding Common Stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 31, 2010 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

Except as otherwise indicated and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent Beneficially Owned
Directors, Director-Nominees and Executive Officers:
Jeffrey J. Horowitz(2)	200,000	*
Stephen E. Markert, Jr.	—	*
Sonya L. Lambert(3)	295,200	1.1%
Robert D. Hirsch(4)	100,000	*
Mary L. Marbach(5)	10,180	*
Christopher S. Gaffney(6)	5,419,697	19.5%
Mark A. Jung	—	*
Michael A. Kumin(7)	20,630	*
Michael Sheridan	—	*
Jeffrey M. Stibel	—	*
Robert G. Trapp, M.D.(8)	753,926	2.7%
All current directors and executive officers as a group (11) persons(9)	6,799,633	23.8%
5% Stockholders:
Group comprised of Great Hill Investors, LLC, Great Hill Equity Partners III, L.P. and Great Hill Equity Partners IV, L.P.(10)	5,419,697	19.5%
Group comprised of Freshford Capital Management, LLC, Freshford GP, LLC and Freshford Partners, LP(11)	2,551,000	9.2%
Group comprised of Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. and Ronald Baron(12)	2,750,000	9.9%
Jennison Associates, LLC and Prudential Financial, Inc.(13)	2,498,062	9.0%

*	Less than 1%

(1)	Except as otherwise indicated, each person may be reached at our Company’s corporate address at Vitacost.com Inc., 5400 Broken Sound Boulevard, NW, Suite 500, Boca Raton, FL 33487.
(2)	Mr. Horowitz holds options to purchase 200,000 shares of Common Stock exercisable at $8.91 per share. All options are immediately exercisable or are exercisable within 60 days of December 31, 2010 and are included in the table above.
(3)	Ms. Lambert holds options to purchase 295,000 shares of Common Stock exercisable at the following prices: (i) 135,200 shares at $3.75 per share; (ii) 80,000 shares at $7.50 per share; and (iii) 80,000 at $12.00 per share. All options are immediately exercisable.
(4)	Mr. Hirsch holds options to purchase 100,000 shares of Common Stock exercisable at the following prices: (i) 80,000 shares of Common Stock exercisable at $7.50 per share; and (ii) 20,000 shares of common stick exercisable at $12.00 per share. All options are immediately exercisable.
(5)	Ms. Marbach owns 145 shares of Common Stock individually and 35 shares are held in trust for her minor child. Ms. Marbach holds options to purchase 10,000 shares of Common Stock exercisable at $9.72 per share. All options are immediately exercisable within 60 days of December 31, 2010 and are included in the table.
(6)	Mr. Gaffney owns no shares of Common Stock individually and holds no options to purchase shares of Common Stock. For additional information regarding Mr. Gaffney’s beneficial ownership of shares of Common Stock, see note (10), below.
(7)	Mr. Kumin owns 20,630 shares of Common Stock.
(8)	Dr. Trapp owns 726,126 shares of Common Stock and holds options to purchase 27,800 shares of Common Stock exercisable at the following prices: (i) 10,000 at $0.16 per share; (ii) 800 at $1.88 per share; (iii) 800 at $2.50 per share; (iv) 800 at $3.13 per share; (v) 10,400 at $7.50 per share; and (vi) 5,000 at $12.00 per share. All options are immediately exercisable.
(9)	Includes shares beneficially owned by all current directors and executive officers as of December 31, 2010.
(10)	Based on the statement on Schedule 13D (Amendment No. 6) filed with the SEC on October 13, 2010, Mr. Gaffney and John G. Hayes have reported shared voting and dispositive power with respect to all 5,419,697 shares of Common Stock. GHI has reported shared voting and dispositive power with respect to 15,801 of such shares of Common Stock. GHEPIII, Great Hill Partners GP III, L.P. (“GPIII”), and GHP III, LLC (“GHPIII”), have reported shared voting and dispositive power with respect to 3,545,064 of such shares of Common Stock. GHEPIV, Great Hill Partners GP IV, L.P. (“GPIV”), and GHP IV, LLC (“GHPIV”), have reported shared voting and dispositive power with respect to 1,858,832 of such shares of Common Stock. Matthew T. Vettel has reported shared voting and dispositive power with respect to 5,404,796 of such shares of Common Stock. GPIII is the sole general partner of GHEPIII, and the sole general partner of GPIII is GHPIII. The sole general partner of GHEPIV is GPIV, and the sole general partner of GPIV is GHPIV. Messrs. Gaffney and Hayes are managers of GHI, and managers of the general partners of GHPIII and GHPIV, and Mr. Vettel is a manager of GHPIII and GHPIV. GPIII may be deemed to indirectly beneficially own the shares of Common Stock beneficially owned by GHEPIII, and GHPIII may be deemed to indirectly beneficially own the shares of Common Stock beneficially owned by GHEPIII and that may be deemed indirectly beneficially owned by GPIII. GPIV may be deemed to indirectly beneficially own the shares of Common Stock beneficially owned by GHEPIV, and GHPIV may be deemed to indirectly beneficially own the shares of Common Stock beneficially owned by GHEPIV and that may be deemed indirectly beneficially owned by GPIV. Each of Messrs. Gaffney and Hayes may be deemed to indirectly beneficially own the shares of Common Stock beneficially owned by GHI, GHPIII and GHPIV, and Mr. Vettel may be deemed to indirectly beneficially own the shares of Common Stock beneficially owned by GHPIII and GHPIV. Each of Messrs. Gaffney, Hayes and Vettel, GHI, GHPIII and GHPIV disclaims beneficial ownership of such shares of Common Stock. The address of each of the above entities and individuals is One Liberty Square, Boston, Massachusetts 02109.
(11)	Based on the statement on Schedule 13G filed with the SEC on February 14, 2011, Freshford Capital Management, LLC has reported sole voting and dispositive power with respect to 648,365 shares of Common Stock and shared voting and dispositive power with respect to 1,902,635 shares of Common Stock. Freshford GP, LLC and Freshford Partners, LP have reported shared voting and dispositive power with respect to 1,902,635 shares of Common Stock. Each of Freshford Capital Management, LLC, Freshford GP, LLC and Freshford Partners, LP disclaims beneficial ownership of such shares of Common

Stock, except to the extent of his pecuniary interest therein. The address of Freshford Capital Management, LLC, Freshford GP, LLC and Freshford Partners, LP is 10 Bank Street, Suite 675, White Plains, New York 10606.
(12)	Based on the statement on Schedule 13G filed with the SEC on February 14, 2011, BAMCO, Inc., Baron Capital Group, Inc., and Ronald Baron have reported shared voting and dispositive power with respect to all such shares of Common Stock. Baron Small Cap Fund has reported shared voting and dispositive power with respect to any 2,325,000 shares of Common Stock. The address of BAMCO, Inc., Baron Capital Group, Inc. and Ronald Baron is 767 Fifth Avenue, 49th Floor, New York, New York 10153.
(13)	Based on the Schedule 13G filed with the SEC on February 11, 2011, Jennison Associates, LLC has reported Sole voting power with respect to 2,493,866 shares of Common Stock and shared dispositive power with respect to 2,498,062 shares of Common Stock. The address of Jennison Associates, LLC is 466 Lexington Avenue, New York, New York, 10017. Based on the Schedule 13G filed with the SEC on February 8, 2011, Prudential Financial, Inc. has sole voting and dispositive power with respect to 181,896 shares of Common Stock, shared voting power with respect to 1,278,459 shares of Common Stock, and shared dispositive power with respect to 2,316, 166 shares of Common Stock. The address of Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey, 07102-3777.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Current and Former Directors and Officers

Indemnification Agreements

Our certificate of incorporation and bylaws contain provisions that limit the liability of our directors and provide for indemnification of our officers and directors to the full extent permitted under Delaware law. In addition, we have entered into separate indemnification agreements with our directors and officers that could require us to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. Such provisions do not, however, affect liability for any breach of a director’s duty of loyalty to us or our stockholders, liability for acts or omissions not in good faith or involving active and deliberate dishonesty or knowing violations of law or liability for transactions in which the director derived an improper personal benefit, among others.

Stockholder Agreement with the Great Hill Entities

In October 2010, we entered into a Stockholder Agreement with the Great Hill Entities. The Stockholder Agreement contains certain restrictions with respect to the Great Hill Entities’ ownership of our Common Stock, including, without limitation, with respect to voting, participation in third-party tender offers, affiliate transactions, board composition and sales by the Great Hill Entities of their shares of our Common Stock in privately negotiated transactions. All capitalized terms used and not defined in this “Stockholder Agreement with the Great Hill Entities” section of this proxy statement have the respective meanings assigned to them in the Stockholder Agreement.

Voting Restrictions and Obligations

The Stockholder Agreement provides that for a period of seven years (the “Voting Standstill Period”), at such time(s) as the Great Hill Entities and/or its Controlled Affiliates beneficially own more than 30% of our outstanding Common Stock (such amount in excess of 30% of our Common Stock, the “Excess Shares”), the Great Hill Entities will vote or furnish a written consent in respect of the Excess Shares in direct proportion to the votes cast or written consents furnished by all Non-Affiliate Holders with regard to each matter submitted by us or a third party to our stockholders for their vote or written consent (the “Proportional Voting Requirement”).

The voting restrictions described above will not apply during such time as:

•	any Person or group (other than the Great Hill Entities or their Controlled Affiliates) become and are the beneficial owner of 15% or more of our outstanding Common Stock with the prior approval of the Majority Independent Board;
•	we publicly announce and are a party to a definitive agreement approved by the Majority Independent Board, providing for,
•	a merger, business combination or similar transaction,
•	a restructuring, reorganization, liquidation, dissolution or other similar transaction, or
•	the sale of all or substantially all of our assets.

In addition, the Proportional Voting Requirement will not apply with respect to certain public proxy or consent solicitations to the extent conducted by a non-Great Hill Entity.

Majority Independent Board

During the Voting Standstill Period, to the fullest extent permitted by law, the Great Hill Entities will take all lawful action to ensure that our Board is composed, at all times, of a majority of Non-Great Hill Directors.

Third-Party Tender Offer Restrictions and Obligations

With respect to any tender offer conducted by a third party and not approved or recommended by the Majority Independent Board, the Great Hill Entities will not enter into any tender commitment or voting support agreement in respect of the Excess Shares and will cause the Excess Shares to be tendered (or not tendered) in direct proportion to the manner in which all Non-Affiliate Holders tender (or do not tender) their Common Stock.

Restrictions on Affiliate Transactions

For as long as the Great Hill Entities and/or their Controlled Affiliates beneficially own any shares of our Common Stock, we will not enter into any transactions with the Great Hill Entities and/or their Controlled Affiliates, unless they are approved in advance by the Majority Independent Board.

Great Hill Entities’ Board Representation

During the Voting Standstill Period and during such time as the Great Hill Entities and/or their Controlled Affiliates beneficially own at least 15% of our outstanding Common Stock:

•	the Great Hill Entities have the right to nominate two persons as directors of our company who are reasonably acceptable to the our Nominating/Corporate Governance Committee (the “Great Hill Designees,” and each, a “Great Hill Designee”); and
•	to the fullest extent permitted by law, we have agreed to take certain actions to cause the Great Hill Designees to be nominated and recommended for election to our Board.

If any Great Hill Designee serving as a director dies, resigns, is disqualified or is removed as a director, and the Great Hill Entities are then entitled to designate a Great Hill Designee, the resulting vacancy will be filled by a person nominated by the Great Hill Entities and reasonably acceptable to our Nominating/Corporate Governance Committee.

We will use our reasonable best efforts not to modify the composition of our Board in a manner that would likely result in the elimination or significant diminishment of the rights of the Great Hill Entities specified above. The foregoing does not limit our right to increase the number of directors on our Board.

Our obligation to nominate a Great Hill Designee for election as a director of Vitacost or to fill a vacancy with a successor Great Hill Designee, as described above, will terminate at such time as the Great Hill Entities and/or their Controlled Affiliates cease to beneficially own at least 15% of our outstanding Common Stock.

Private Sale Transfer Restrictions

The Great Hill Entities will provide us with written notice at least three business days prior to engaging in a Private Sale to any Person:

•	pursuant to which such Person and/or such Person’s Controlled Affiliates would beneficially own 20% or more of our outstanding Common Stock, or
•	who has publicly announced an intention to:
•	influence or seek control of us or our Board, or
•	conduct a proxy or consent solicitation to (i) remove and/or elect our directors, (ii) amend or modify our certificate of incorporation or bylaws, or (iii) submit any stockholder proposal for inclusion in any of our proxy materials relating to director nominations or controlling or influencing control of us or our Board.

Such written notice, to the extent applicable, must include the identity of the proposed transferee, the proposed price per share, a summary of the material terms of the intended sale, and a summary of any agreements between the Great Hill Entities and the proposed transferee with respect to us or our Common Stock.

Reimbursement of Consent Solicitation Expenses

We agreed to reimburse the Great Hill Entities for up to $700,000 of their out-of-pocket expenses incurred in connection with the solicitation of written consents from our stockholders conducted by the Great Hill Entities, pursuant to which, on July 21, 2010, our stockholders amended our bylaws; removed, without cause, certain of our (now former) directors; and elected each of Messrs. Gaffney, Jung, Kumin and Stibel as directors of Vitacost.

Registration Rights Agreement with the Great Hill Entities and Certain of Their Affiliates

In their capacity as our affiliates, the Great Hill Entities are subject to certain restrictions on their ability to sell shares of our Common Stock currently owned and hereafter acquired (if so acquired) by them under applicable U.S. federal securities laws. The Great Hill Entities have also separately agreed with us to comply with our securities trading policies applicable to our directors and officers. Messrs. Gaffney and Kumin currently serve on our Board as the Great Hill Designees.

Concurrently with entering into the Stockholders Agreement, we entered into a Registration Rights Agreement with the Great Hill Entities and the Holders. All capitalized terms used and not defined in this “Registration Rights Agreement with the Great Hill Entities and Certain of Their Affiliates” section of this proxy statement have the respective meanings assigned to them in the Registration Rights Agreement.

Of the 5,419,697 shares of our Common Stock beneficially owned by the Holders as of the date of the Registration Rights Agreement, one-half (or 2,709,848) of such shares immediately constituted Registrable Securities and, therefore, were immediately entitled to demand and piggyback registration rights under the Registration Rights Agreement. After the expiration of 18 months until the termination of the Registration Rights Agreement, all remaining shares of our Common Stock then beneficially owned by the Holders (which includes all shares of our Common Stock acquired by the Holders, if any, subsequent to the date of the Registration Rights Agreement) will constitute Registrable Securities and are entitled to full registration rights under the Registration Rights Agreement.

Demand Registration Rights

The Registration Rights Agreement provides that, subject to certain blackout and suspension requirements and other limitations, upon the request of the Holders of a majority of Registrable Securities, we will effect the underwritten registration under the Securities Act of 1933, as amended (the “Securities Act”), of the shares of our Common Stock beneficially owned by the Holders to the extent of the aggregate limitation on the number of Registrable Securities described above.

The Holders cannot make a request for a Demand Registration for less than 50% of all Registrable Securities then owned by them and subject to the Registration Rights Agreement, and we are not required to effect (i) more than one Demand Registration during any 12-month period or (ii) more than two Demand Registrations under the Registration Rights Agreement. The Demand Registration must be in the form of an underwritten public offering only.

If the Managing Underwriter notifies us that it must limit the number of Registrable Securities that can be included in a demand registration (an “Underwriters’ Maximum Number”), then:

•	we will include in such demand registration only such number of Registrable Securities that does not exceed the Underwriters’ Maximum Number, and
•	such permissible number of Registrable Securities will be allocated pro rata among the Holders based on the number of Registrable Securities requested to be included by each Holder.

We may postpone a registration under the Registration Rights Agreement, or require a Holder to refrain from disposing of Registrable Securities under the registration, in either case, for no more than 90 consecutive days, if we make a good faith determination that:

•	such registration or disposition would materially interfere with any then pending or proposed material transaction, or

•	the Holder(s) are in possession of material non-public information the premature public disclosure of which we reasonably believe would not be in our best interests;

provided that we cannot suspend a registration for the reasons described above for more than 135 days in any 12-month period.

Shelf Registration Rights

Eighteen months following the date of the Registration Rights Agreement (provided that at such time we are eligible to use a short-form registration statement for a secondary offering of our securities), upon the request of Holders of a majority of the Registrable Securities, we will file a short-form registration statement under the Securities Act for the resale, from time to time, pursuant to Rule 415 under the Securities Act by the Holders of the requested number of shares of Registrable Securities of the Holders (the “Shelf Registration Statement”). We will maintain the effectiveness of the Shelf Registration Statement for 18 months (or until such earlier time as all of the Registrable Securities can be sold without restriction pursuant to Rule 144 under the Securities Act).

Piggyback Registration Rights

If we propose to register any of our securities for our own account under the Securities Act (subject to certain exceptions, including an acquisition or business combination, issuances related solely to stock options and employee benefit plans, or pursuant to a Demand Registration or shelf registration for Holders (a “Piggyback Registration”), we will be required to include Registrable Securities in each Piggyback Registration if requested to do so by any Holder in accordance with certain notice requirements in the Registration Rights Agreement. The Holders of Registrable Securities will be permitted to withdraw all or any part of their shares from any Piggyback Registration prior to the effective date of such Piggyback Registration, except as otherwise provided in a written agreement with our underwriter. Subject to certain restrictions, we can offer to include any shares of our Common Stock beneficially owned by any of our directors or executive officers in any Piggyback Registration on the same terms and conditions applicable to the Holders of the Registrable Securities.

If a Piggyback Registration is in the form of an underwritten offering, and the Managing Underwriter provides notice to us of an Underwriters’ Maximum Number, then:

•	we will be entitled to include any number of our securities for our own account that does not exceed the Underwriters’ Maximum Number; and
•	the number of our securities offered and sold by us for our own account, if any, that exceeds the Underwriters’ Maximum Number will be allocated pro rata among the Holders and our directors and executive officers on the basis of the number of securities requested to be included by each such Person.

Most Favored Nation

We also agreed that if, at any time after the date and during the term of the Registration Rights Agreement, we enter into a registration rights agreement (or similar agreement) with any person or entity who is not a Holder and such person or entity obtains registration rights on more favorable terms than those contained in the Registration Rights Agreement, the Registration Rights Agreement will be amended for the benefit of the Holders to include such more favorable terms.

Registration Expenses; Indemnification

We will pay all of the registration costs and expenses incurred in connection with each Demand Registration, shelf registration or Piggyback Registration, as the case may be, under the Registration Rights Agreement and will reimburse the Holders for certain reasonable fees incurred by them in connection therewith. Each Holder, however, will be responsible for any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities pursuant to a Registration Statement. Our obligation to pay registration expenses as described above applies irrespective of whether any sales of Registrable Securities occur pursuant to a demand, shelf or piggyback registration under the Registration Rights Agreement. We and the Holders further agreed to certain indemnification obligations with respect to liabilities which could arise and be asserted under U.S. federal securities laws.

Termination of Registration Rights

The Registration Rights Agreement will terminate on the earlier of the date that (i) the Holders no longer beneficially own any Registrable Securities or (ii) all Registrable Securities are eligible for sale without any volume or other limitations or transfer restrictions under the Securities Act.

Procedures for Related Party Transactions

Under our Code of Conduct and Ethics, our employees, officers and directors are encouraged to avoid actual or apparent conflicts of interest between personal and corporate-related relationships. In particular, our employees, officers and directors should not participate in a personal business transaction with us in which they will receive a significant profit or gain, unless otherwise approved by our Board. Further, our employees, officers and directors should advise our Board of any prospective or existing potential conflict. Pursuant to applicable NASDAQ requirements and our Audit Committee’s charter, our Audit Committee must approve any related-party transactions reported to our Board. In approving or rejecting such proposed transactions, our Audit Committee considers the facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion. A copy of our Code of Conduct and Ethics and Audit Committee Charter have been previously filed as Exhibits 14 and 99.2, respectively, to our Form S-1 filed with the Securities and Exchange Commission on June 20, 2007 and are available for review at the investor relations section of our corporate website at http://investor.vitacost.com.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Audit Committee report by reference herein.

As more fully described in its charter, the purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors.

As part of its oversight of our financial statements, the committee reviews and discusses with both management and our independent registered public accountants all annual and quarterly financial statements prior to their issuance. During 2010, management advised the committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the committee. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to U.S. Auditing Standards No. 61, as amended, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the committee concerning independence. In addition, the committee discussed with the independent accountants (PricewaterhouseCoopers LLP) the overall scope and plans for its audit. The committee discussed with the independent auditor, with and without management present, the results of the examinations, its evaluations of our company and the overall quality of the financial reporting.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

The report has been furnished by the Audit Committee of the Board of Directors (as of June 21, 2011).

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Edwin J. Kozlowski, Chairman
Stuart Goldfarb
Robert G. Trapp

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, you are urged to vote at your earliest convenience.

THE BOARD OF DIRECTORS
June 21, 2011
Boca Raton, Florida

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time July 4, 2011.

VITACOST.COM, INC.

INTERNET
http://www.proxyvoting.com/VITC
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example [X]

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
1. Election of Directors to serve one-year terms.	☐	☐	☐

Nominees:
01 Christopher S. Gaffney
02 Stuart Goldfarb
03 Jeffrey J. Horowitz
04 Edwin J. Kozlowski
05 Michael A. Kumin
06 Robert G. Trapp

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ____________________

	FOR	AGAINST	ABSTAIN
2. To ratify and approve the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of Vitacost.com, Inc. for the fiscal year ending December 31, 2011.	☐	☐	☐
3. Advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends a vote FOR "ONE YEAR" on Proposal 4.

	1 year	2 years	3 years	ABSTAIN
4. Advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Mark box to the right if you plan to attend the Annual Meeting. ☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

(This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

Signature ____________________ Signature ____________________ Date ____________

You can now access your Vitacost.com, Inc. account online.

Access your Vitacost.com, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Vitacost.com, Inc., now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

▼ **FOLD AND DETACH HERE** ▼

Proxy — Vitacost.com, Inc.
Notice of Annual Meeting of Stockholders
661 Northwest 53rd Street, Boca Raton, Florida 33487
Proxy Solicited by Board of Directors for Annual Meeting — July 5, 2011

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held July 5, 2011, and the Proxy Statement and appoints Jeffrey J. Horowitz and Mary L. Marbach, and each of them, the proxy and attorney-in-fact of the undersigned, with full power of substitution, to vote all shares of common stock of Vitacost.com, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders to be held at Embassy Suites hotel at 661 Northwest 53rd Street, Boca Raton, Florida 33487 on Tuesday, July 5, 2011, at 1:00 p.m., local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy will be voted in the manner set forth in the accompanying proxy statement.

The Board of Directors recommends a vote IN FAVOR of the directors listed herein, a vote IN FAVOR of Proposals 2 and 3, and a vote IN FAVOR of "one year" as the frequency of holding an advisory vote on executive compensation. This Proxy, when properly executed, will be voted as specified herein. If no specifications are made, the proxy holders will have authority to vote FOR each of the persons and proposals set forth, and for "one year" as the frequency of holding an advisory vote, and for such other matters as may properly come before the meeting as the proxy holders deem advisable.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Items to be voted appear on reverse side.)

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